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As filed with the Securities and Exchange Commission on March 31, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Diageo plc
(Exact name of registrant as specified in its charter)

ENGLAND AND WALES
(State or other jurisdiction of incorporation or organisation)

Not Applicable
(I.R.S. Employer Identification Number)

2080
(Primary Standard Industrial Classification Code Number)

Lakeside Drive, Park Royal
London NW10 7HQ, England
Tel. No.: 011-44-208-978-4223
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Diageo Capital plc
(Exact name of registrant as specified in its charter)

SCOTLAND
(State or other jurisdiction of incorporation or organisation)

Not Applicable
(I.R.S. Employer Identification Number)

2080
(Primary Standard Industrial Classification Code Number)

Edinburgh Park, 5 Lochside Way
Edinburgh EH12 9DT, Scotland
Tel. No.: 011-44-13-1519-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Diageo North America, Inc.
801 Main Street
Norwalk, CT 06851
Tel. No.: (203)229-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard C. Morrissey, Esq. Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN England Tel. No.: 011-44-20-7959-8900	John Meade, Esq. Davis Polk & Wardwell LLP 99 Gresham Street London EC2V 7NG England Tel. No.: 011-44-20-7418-1300

           Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective.

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per note	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Notes due 2020	$1,000,000,000	N/A	$1,000,000,000	$71,300

Guarantees of Notes due 2020	N/A(4)	(4)	(4)	(4)

(1)
This Registration Statement registers the maximum number of Notes due 2020 (the New Notes) that may be issued in connection with the Exchange Offer (the Exchange Offer) by Diageo plc and Diageo Capital plc for outstanding 7.375% Notes due 2014 issued by Diageo plc and Diageo Capital plc and guaranteed by Diageo plc (the Old Notes).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) under the Securities Act of 1933, as amended (the Securities Act), and based on the market value of the Old Notes and cash consideration to be paid by the registrants in connection with the Exchange Offer.

(3)
Computed in accordance with Section 6(b) of the Securities Act by multiplying .00007130 by the proposed maximum aggregate offering price.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees of the New Notes.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may be changed. We may not complete the offer and the securities being registered may not be exchanged or distributed until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED 31 MARCH 2010

PROSPECTUS

DIAGEO PLC
DIAGEO CAPITAL PLC

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 7.375% Notes due 2014 for
Notes due 2020

The Exchange Offer will expire at 11:59 p.m., New York City time, on                    2010, unless extended by us (such date and time, as it may be extended, the 'Expiration Date'). In order to be eligible to receive the Early Exchange Premium (as defined below), holders of Old Notes (as defined below) must tender their Old Notes prior to 5:00 p.m., New York City time, on                    2010, unless extended by us (such date and time, as it may be extended, the 'Early Exchange Date').

           We are offering to exchange up to $1,000,000,000 aggregate principal amount of new notes due 2020 (the New Notes) issued by Diageo Capital plc (Diageo Capital) and guaranteed by Diageo plc (Diageo) for up to $1,000,000,000 aggregate principal amount of outstanding 7.375% Notes due 2014 (the Old Notes) issued by Diageo Capital and guaranteed by Diageo, on the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal (the Letter of Transmittal). We call this offer the 'Exchange Offer'.

           For each $1,000 principal amount of Old Notes validly tendered prior to the Early Exchange Date, not validly withdrawn and accepted for exchange in accordance with the terms of the Exchange Offer, we will issue $1,000 principal amount of New Notes and pay the 'Total Cash Consideration', which is equal to the difference between:

  a)
  the discounted value from the Settlement Date (as hereinafter defined) to maturity of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of the Old Notes using a discount rate equal to the sum of: (i) the bid-side yield of the 1.50% US Treasury note maturing on 31 December 2013 (the Old Notes Reference US Treasury Security) as of 2:00 p.m., New York City time (based on the bid-side price indicated on the Bloomberg Screen page PX1 at such time or any recognised quotation source selected by the Dealer Managers (as hereinafter defined) in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), on                    2010 (the Pricing Determination Date), plus (ii)                      basis points and

  b)
  $1,000.

           Only holders who validly tender their Old Notes on or prior to the Early Exchange Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive the Total Cash Consideration. Holders who validly tender their Old Notes after the Early Exchange Date and on or prior to the Expiration Date and who do not validly withdraw their tenders will receive, for each $1,000 principal amount of Old Notes we accept for exchange, $1,000 principal amount of New Notes plus the Total Cash Consideration and less $                    (the Early Exchange Premium).

           Holders whose Old Notes are accepted for exchange will not receive payment for accrued but unpaid interest on the Old Notes from 15 January 2010, the most recent interest payment date on the Old Notes, to, but not including, the Settlement Date (the Accrued Interest). Rather, the New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield (as hereinafter defined), plus (ii) the New Notes Fixed Spread (as hereinafter defined), plus (iii) additional basis points in respect of the Accrued Interest. See 'The Exchange Offer—Terms of the Exchange Offer—Accrued Interest'.

           We will exchange up to $1,000,000,000 aggregate principal amount of the Old Notes for New Notes. If more than $1,000,000,000 aggregate principal amount of Old Notes are validly tendered and not validly withdrawn, subject to the terms and conditions of the Exchange Offer, we will accept for exchange Old Notes in an aggregate principal amount of $1,000,000,000 on a pro rata basis among all the tendering holders. The Exchange Offer is subject to the condition that at least $                    aggregate principal amount of the Old Notes be validly tendered and not validly withdrawn by the Expiration Date, as well as certain other conditions. We may waive these conditions at our sole discretion.

           The Early Exchange Date is 5:00 p.m., New York City time, on                    2010 (unless we extend it). The Exchange Offer will expire at 11:59 p.m., New York City time, on                    2010 (unless we extend it or terminate it early). You may withdraw any Old Notes that you previously tendered in the Exchange Offer at any time prior to the Expiration Date. Holders who tender Old Notes prior to the Early Exchange Date, validly withdraw the tender and subsequently validly re-tender such notes after the Early Exchange Date but before the Expiration Date will not receive the Early Exchange Premium.

           The New Notes will mature on                    . The New Notes will be senior unsecured obligations of Diageo Capital and will rank equally in right of payment with all of Diageo Capital's other senior unsecured indebtedness. The guarantees of the New Notes will be senior unsecured obligations of Diageo and will rank equally in right of payment with all of Diageo's other senior unsecured indebtedness.

           The Old Notes trade on the New York Stock Exchange under the symbol 'DEO14'.

           None of us, the trustee, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined herein) nor any other person makes any recommendation as to whether you should tender your shares of Old Notes. You must make your own decision after reading this document and the documents incorporated by reference herein and consulting with your advisors.

           We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page 16 of this document.

           Neither the Securities and Exchange Commission (the SEC), any state securities commission nor any other regulatory body has approved or disapproved of the Exchange Offer or of the securities to be issued in the Exchange Offer or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Dealer Managers for the Exchange Offer are:

Goldman, Sachs & Co.	J.P. Morgan

The date of this document is                  2010

IMPORTANT

        All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by one or more global certificates held for the account of The Depository Trust Company (DTC).

        You may tender your Old Notes by transferring the Old Notes through DTC's Automated Tender Offer Program (ATOP) or following the other procedures described under 'The Exchange Offer—Procedures for Tendering Old Notes'.

        We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the Expiration Date. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Expiration Date. Tenders not received by                    , the exchange agent for the Exchange Offer (the Exchange Agent), on or prior to the expiration date will be disregarded and of no effect.

        We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to you upon written or oral request. Requests should be directed to:

Diageo plc
Investor Relations
Lakeside Drive, Park Royal
London, NW10 7HQ, England
Telephone: 011-44-208-978-4223

i

        In order to ensure timely delivery of such documents, you must request this information no later than five business days before the date you must make your investment decision. Accordingly, you should make any request for documents by                    2010 to ensure timely delivery of the documents prior to the Early Exchange Date, and by                     2010 to ensure timely delivery of the documents prior to the Expiration Date.

        In making an investment decision, prospective participants in the Exchange Offer must rely on their own examination of us and the terms of the Exchange Offer, including the merits and risks involved. Prospective participants in the Exchange Offer should not construe anything in this offering memorandum as legal, business or tax advice. Each prospective participant in the Exchange Offer should consult its own advisors as needed to make its investment decision, to determine whether it is legally permitted to participate in the Exchange Offer under applicable laws and regulations and to determine the particular tax consequences to it of participating in the Exchange Offer. Participants in the Exchange Offer should be aware that they may be required to bear the financial risks of an investment in the New Notes for an indefinite period of time.

        This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents themselves for complete information. All such summaries are qualified in their entirety by such reference.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorised anyone to provide you with information that is different. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or as of the date of the documents incorporated by reference, as applicable. We are not making an offer of securities in any jurisdiction where such offer is not permitted.

        In this prospectus, the terms 'we', 'our' and 'us' refer to Diageo Capital plc and Diageo plc. We refer to the new notes to be issued by Diageo Capital in the Exchange Offer and the guarantees thereof by Diageo collectively as the New Notes.

        We do not present separate financial statements of Diageo Capital in this prospectus because management has determined that they would not be material to investors. Diageo will fully and unconditionally guarantee the New Notes as to payment of principal, premium, if any, interest and any other amounts due.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Diageo Capital is incorporated under the laws of Scotland. Diageo is a public limited company incorporated under the laws of England and Wales. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of US courts against us or these persons based on the civil liability provisions of the US federal securities laws. Slaughter and May has advised us that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the United States Federal or state securities laws. Furthermore, Morton Fraser LLP has advised us that there is doubt as to the enforceability in Scotland, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities solely based on the US federal securities laws.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document and documents incorporated by reference herein contain 'forward-looking statements'. These statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of interest or exchange rates, the availability or cost of financing to Diageo, anticipated cost savings or synergies, the completion of Diageo's strategic transactions and general economic conditions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside Diageo's control.

        These factors include, but are not limited to:

  •
  global and regional economic downturns;

  •
  increased competitive product and pricing pressures and unanticipated actions by competitors that could impact on Diageo's market share, increase expenses and hinder growth potential;

  •
  the effects of business combinations, partnerships, acquisitions or disposals, existing or future, and the ability to realise expected synergies and/or cost savings;

  •
  Diageo's ability to complete existing or future acquisitions and disposals;

  •
  legal and regulatory developments, including changes in regulations regarding consumption of, or advertising for, beverage alcohol, changes in tax law (including tax rates) or accounting standards, changes in taxation requirements, such as the impact of excise tax increases with respect to the business, and changes in environmental laws, health regulations and laws governing pensions;

  •
  developments in any litigation or other similar proceedings directed at the drinks and spirits industry generally or at Diageo in particular, or the impact of a product recall or product liability claim on Diageo's profitability or reputation;

  •
  developments in the Colombia litigation, Turkish customs litigation, SEC investigation and Korean customs litigation or any similar proceedings;

  •
  changes in consumer preferences and tastes, demographic trends or perception about health related issues, or contamination, counterfeiting or other circumstances which could harm the integrity or sales of Diageo's brands;

  •
  changes in the cost of raw materials, labour and/or energy;

  •
  changes in economic conditions in countries and markets in which Diageo operates, including changes in levels of consumer spending and failure of customer, supplier and financial counterparties;

  •
  levels of marketing, promotional and innovation expenditure by Diageo and its competitors;

  •
  renewal of distribution or licence manufacturing rights on favourable terms when they expire;

  •
  termination of existing distribution or licence manufacturing rights on agency brands;

  •
  systems change programmes, existing or future, and the ability to derive expected benefits from such programmes, and systems failure that could lead to business disruption;

  •
  technological developments that may affect the distribution of products or impede Diageo's ability to protect its intellectual property rights; and

  •
  changes in financial and equity markets, including significant interest rate and foreign currency exchange rate fluctuations and changes in the cost of capital, which may reduce or eliminate Diageo's access to or increase the cost of financing or which may affect Diageo's financial results.

        All oral and written forward-looking statements made on or after the date of this document and attributable to Diageo are expressly qualified in their entirety by the above factors and the 'Risk Factors' below. Any forward-looking statements made by or on behalf of Diageo speak only as of the date they are made. Diageo does not undertake to update forward-looking statements to reflect any changes in Diageo's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Diageo may make in any documents which it publishes and/or files with the Securities and Exchange Commission. All readers, wherever located, should take note of these disclosures.

        The content of Diageo's website (www.diageo.com) should not be considered to form a part of or be incorporated into this document.

        This document and documents incorporated by reference herein include information about Diageo's debt rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organisation. Each rating should be evaluated independently of any other rating.

        Past performance cannot be relied upon as a guide to future performance.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        Diageo files annual, half yearly and special reports and other information with the SEC. You may read and copy any document that Diageo files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents filed with the SEC on or after 10 September 2002 are available on the website maintained by the SEC (www.sec.gov).

        Diageo's American Depositary Shares are listed on the New York Stock Exchange. Diageo's ordinary shares are admitted to trading on the London Stock Exchange and listed on the Dublin and Paris stock exchanges. You can consult reports and other information about Diageo that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

        We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Diageo or Diageo Capital, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until we complete the Exchange Offer using this prospectus:

  •
  Annual Report on Form 20-F of Diageo for the fiscal year ended 30 June 2009, including audited consolidated financial statements and the notes thereto (the 2009 Form 20-F);

  •
  Periodic Report on Form 6-K of Diageo, including the Memorandum and Articles of Association of Diageo plc, dated 14 October 2009, as filed with the SEC on 15 October 2009;

  •
  Periodic Report on Form 6-K of Diageo, including interim results for the six months ended 31 December 2009, as filed with the SEC on 30 March 2010 (the Interim Results Form 6-K); and

  •
  Our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

        Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning Diageo at the following address:

        Diageo plc
        Lakeside Drive, Park Royal
        London NW10 7HQ
        England
        Tel. No.: 011-44-208-978-4223

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorised anyone to provide you with different information. We are not making an offer of securities in any jurisdiction where the Exchange Offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

 IMPORTANT DATES

        Please take note of the following important dates and times in connection with the Exchange Offer. These dates assume no extension of the Early Exchange Date, the Pricing Determination Date, or the Expiration Date.

Date	Time and Calendar Date	Event
Pricing Determination Date	2:00 p.m., New York City time, 2010	The date and time the Total Cash Consideration for the Old Notes and the interest rate payable on the New Notes will be established.
Early Exchange Date	5:00 p.m., New York City time, 2010	The last day for holders to tender Old Notes in order to qualify for the payment of the Total Cash Consideration, which includes the Early Exchange Premium.
Expiration Date	11:59 p.m., New York City time, 2010

The last day for holders to tender Old Notes in the Exchange Offer. Holders who tender Old Notes after the Early Exchange Date and before the Expiration Date will be eligible to receive the Total Cash Consideration less the Early Exchange Premium.

Settlement Date	Expected to be 2010 (expected to be the first business day after the Expiration Date)

We will deposit with DTC, upon the direction of the Exchange Agent, an amount of cash sufficient to pay the Total Cash Consideration or the Total Cash Consideration less the Early Exchange Premium, as applicable, with respect to any Old Notes validly tendered, not validly withdrawn and accepted for exchange in the Exchange Offer. New Notes will be issued on a par for par basis in exchange for any Old Notes tendered, not validly withdrawn and accepted in the Exchange Offer.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

        The following are certain questions regarding the Exchange Offer that you may have as a holder of the Old Notes and the answers to those questions. To fully understand the Exchange Offer and the considerations that may be important to your decision whether to participate, you should carefully read this document in its entirety, including the section entitled 'Risk Factors', as well as the information incorporated by reference in this document. For further information about us, see the section of this document entitled 'Where You Can Find More Information About Us'.

What is the purpose of the Exchange Offer?

        The purpose of the Exchange Offer is to refinance a portion of the Old Notes in order to improve our debt maturity profile and decrease our funding costs.

What consideration are we offering in exchange for the Old Notes?

        We are offering to exchange up to $1,000,000,000 aggregate principal amount of newly issued New Notes for up to $1,000,000,000 aggregate principal amount of outstanding Old Notes, on the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. As of the date of this prospectus, there was $1,500,000,000 aggregate principal amount of Old Notes outstanding.

        For each $1,000 principal amount of Old Notes we accept for exchange in accordance with the terms of the Exchange Offer, we will issue $1,000 principal amount of New Notes and pay the 'Total Cash Consideration', which is equal to the difference between:

  a)
  the discounted value from the Settlement Date to maturity of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of the Old Notes using a discount rate equal to the sum of: (i) the bid-side yield of the 1.50% US Treasury maturing on 31 December 2013 (the Old Notes Reference US Treasury Security) as of 2:00 p.m., New York City time (based on the bid-side price indicated on the Bloomberg Screen page PX1 at such time or any recognised quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erronous), on                    2010, plus (ii)                     basis points and

  b)
  $1,000.

        Only holders who validly tender their Old Notes on or prior to the Early Exchange Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive the Total Cash Consideration. Holders who validly tender their Old Notes after the Early Exchange Date and on or prior to the Expiration Date and who do not validly withdraw their tenders will receive, for each $1,000 principal amount of Old Notes we accept for exchange, $1,000 principal amount of New Notes plus the Total Cash Consideration and less the Early Exchange Premium of $                    .

        Holders whose Old Notes are accepted for exchange will not receive payment for Accrued Interest. Rather, the New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest. See 'The Exchange Offer—Terms of the Exchange Offer—Accrued Interest'.

Will all Old Notes that I tender be accepted in this Exchange Offer?

        Not necessarily. We will exchange only up to $1,000,000,000 aggregate principal amount of Old Notes. If Old Notes having an aggregate principal amount of more than $1,000,000,000 are validly tendered and not withdrawn, we will accept for exchange only Old Notes in an aggregate principal amount up to $1,000,000,000 on a pro rata basis among the tendering holders. In the event of proration, each valid tender of Old Notes will be multiplied by the proration factor, which we will determine as soon as practicable after the Expiration Date, and the resulting amount will be rounded down to the nearest multiple of $1,000, in order to determine the principal amount of such tendered notes to be accepted in the Exchange Offer. Any Old Notes not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration factor is determined. See 'The Exchange Offer—Terms of the Exchange Offer—Proration'.

When is the Early Exchange Date?

        The Early Exchange Date is 5:00 p.m., New York City time, on                    2010, unless extended, in which case the Early Exchange Date will be such time and date to which the Early Exchange Date is extended.

When does the Exchange Offer expire, and may I withdraw Old Notes that I have previously tendered?

        The Expiration Date is 11:59 p.m., New York City time, on                    2010, unless extended, in which case the Expiration Date will be such time and date to which the Expiration Date is extended. You may withdraw any Old Notes that you previously tendered in the Exchange Offer at any time prior to the Expiration Date by following the procedures described under the caption 'The Exchange Offer—Withdrawal of Tenders'. Holders who tender Old Notes prior to the Early Exchange Date, validly withdraw the tender and subsequently validly re-tender such notes after the Early Exchange Date but before the Expiration Date will not receive the Early Exchange Premium.

Is the Exchange Offer subject to any minimum tender or other conditions?

        The Exchange Offer is subject to the condition that at least $                    aggregate principal amount of Old Notes be validly tendered and not validly withdrawn by the Expiration Date, as well as certain other conditions. We may waive these conditions at our sole discretion.

How do I participate in the Exchange Offer?

        You may tender your Old Notes by transferring the Old Notes through ATOP or following the other procedures described under 'The Exchange Offer—Procedures for Tendering Old Notes'.

What must I do to participate if my Old Notes are held of record by a broker, dealer, commercial bank, trust company or other nominee?

        If you wish to tender your Old Notes and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender Old Notes on your behalf. In addition, if you are a beneficial owner which holds Old Notes through Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream) and wish to tender your Old Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Old Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Old Notes.

        You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the Early Exchange Date or the Expiration Date, as applicable, in order to allow adequate processing time for your instruction.

        Should you have any questions as to the procedures for tendering your Old Notes, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent at its telephone number set forth on the back cover page of this prospectus.

        WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER

PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EARLY EXCHANGE DATE OR THE EXPIRATION DATE, AS APPLICABLE. IF YOU HOLD YOUR OLD NOTES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, INCLUDING EUROCLEAR OR CLEARSTREAM, YOU SHOULD KEEP IN MIND THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EARLY EXCHANGE DATE OR THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER OLD NOTES ON YOUR BEHALF ON OR PRIOR TO THE EARLY EXCHANGE DATE OR THE EXPIRATION DATE, AS APPLICABLE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

SUMMARY

        The following summary highlights selected information contained in this prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the heading 'Risk Factors' on page                    in this prospectus and the information set forth under 'Risk Factors' in the 2009 Form 20-F.

Diageo and Diageo Capital

        Diageo is the world's leading premium drinks business with a collection of international brands. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on 17 December 1997. Diageo is a major participant in the branded beverage alcohol industry and operates on an international scale. It brings together world-class brands and a management team committed to the maximisation of shareholder value. The management team expects to invest in global brands, expand internationally and launch innovative new products and brands. You can find a more detailed description of Diageo's business and recent transactions in Diageo's 2009 Form 20-F, which is incorporated by reference into this prospectus. Diageo's principal executive office is at Lakeside Drive, Park Royal, London NW10 7HQ, England, and its telephone number is 011-44-208-978-4223.

        Diageo Capital is a wholly-owned subsidiary of Diageo and was incorporated under the laws of Scotland on 10 August 1964. Diageo Capital is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Capital has no independent operations, other than holding cash and US government securities from time to time. Diageo Capital will lend substantially all proceeds of its borrowings to one or more of Diageo's subsidiaries that are operating companies. Diageo Capital's principal executive office is at Edinburgh Park, 5 Lochside Way, Edinburgh EH12 9DT, Scotland, and its telephone number is 011-44-131-519-2000.

Summary Terms of the Exchange Offer

Purpose of the Exchange Offer	The purpose of the Exchange Offer is to refinance a portion of the Old Notes in order to improve our debt maturity profile and decrease our funding costs.
Old Notes Subject to the Exchange Offer	7.375% Notes due 2014 (CUSIP number 25243Y AN9), issued by Diageo Capital and guaranteed by Diageo.
Consideration Offered in the Exchange Offer

We are offering to exchange up to $1,000,000,000 aggregate principal amount of newly issued New Notes for up to $1,000,000,000 aggregate principal amount of outstanding Old Notes, on the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

We will accept properly tendered Old Notes for exchange on the terms and conditions of the Exchange Offer and subject to the proration provisions described below. We will promptly return any Old Notes that are not accepted for exchange following the expiration of the Exchange Offer and the determination of the final proration factor, if any, described below.

For each $1,000 principal amount of Old Notes we accept for exchange in accordance with the terms of the Exchange Offer, we will issue $1,000 principal amount of New Notes and pay a cash amount equal to either the Total Cash Consideration or the Total Cash Consideration less the Early Exchange Premium, as applicable.

Only holders who validly tender their Old Notes prior to the Early Exchange Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive the Total Cash Consideration. Holders who validly tender their Old Notes after the Early Exchange Date and whose Old Notes are accepted for exchange will receive the Total Cash Consideration and less the Early Exchange Premium of $                    .

Holders whose Old Notes are accepted for exchange will not receive payment for accrued but unpaid interest on the Old Notes. Rather, the New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest. See 'The Exchange Offer—Terms of the Exchange Offer—Accrued Interest'.

Early Exchange Premium

For each $1,000 principal amount of Old Notes validly tendered before the Early Exchange Date and not validly withdrawn, we will pay the Total Cash Consideration, which includes the Early Exchange Premium of $                    .

Early Exchange Date, Expiration Date and Withdrawal Rights

The deadline for tendering Old Notes in order to receive the Early Exchange Premium is 5:00 p.m., New York City time, on                    2010 (unless we extend or earlier amend it). The term Early Exchange Date means such date and time or, if we extend such date and time, the latest date and time to which we extend eligibility to receive the Early Exchange Premium. The Exchange Offer will expire at 11:59 p.m., New York City time, on                    2010 (unless we extend or earlier terminate it). The term Expiration Date means such date and time or, if we extend the Exchange Offer, the latest date and time to which we extend the Exchange Offer. You may withdraw any Old Notes that you previously tendered in the Exchange Offer at any time prior to the Expiration Date. See 'The Exchange Offer—Withdrawals of Tenders'. Holders who tender Old Notes prior to the Early Exchange Date, validly withdraw the tender and subsequently validly re-tender such notes after the Early Exchange Date but before the Expiration Date will not receive the Early Exchange Premium.

Conditions to the Exchange Offer

The Exchange Offer is subject to the condition that at least $                    aggregate principal amount of Old Notes be validly tendered and not validly withdrawn by the Expiration Date, as well as certain other conditions. We may waive these conditions at our sole discretion. See 'The Exchange Offer—Conditions of the Exchange Offer'.

Settlement Date	The Settlement Date for the Exchange Offer will be a date promptly following the Expiration Date. We currently expect the Settlement Date to be one business day after the Expiration Date.
Proration

We will exchange only up to $1,000,000,000 aggregate principal amount of Old Notes. If Old Notes having an aggregate principal amount of more than $1,000,000,000 are validly tendered and not withdrawn, we will accept for exchange only Old Notes in an aggregate principal amount up to $1,000,000,000 on a pro rata basis among the tendering holders. In the event of proration, each valid tender of Old Notes will be multiplied by the proration factor, which we will determine as soon as practicable after the Expiration Date, and the resulting amount will be rounded down to the nearest multiple of $1,000, in order to determine the principal amount of such tendered notes to be accepted in the Exchange Offer. Any Old Notes not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration is determined. See 'The Exchange Offer—Terms of the Exchange Offer—Proration'.

Procedures for Tendering Old Notes	You may tender your Old Notes by transferring the Old Notes through ATOP or following the other procedures described under 'The Exchange Offer—Procedures for Tendering Old Notes'.

If you wish to tender your Old Notes and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender Old Notes on your behalf. In addition, if you are a beneficial owner which holds Old Notes through Euroclear or Clearstream and wish to tender your Old Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Old Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Old Notes.

We urge you to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the Early Exchange Date or the Expiration Date, as applicable, in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your Old Notes, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent at its telephone number set forth on the back cover page of this prospectus.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EARLY EXCHANGE DATE OR THE EXPIRATION DATE, AS APPLICABLE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

Extensions; Waivers and Amendments; Termination

Subject to applicable law, we reserve the right to (1) extend the Exchange Offer; (2) waive any and all conditions to or amend the Exchange Offer in any respect; or (3) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date. See 'The Exchange Offer—Early Exchange Date; Expiration Date; Extension; Termination and Amendment'.

US Federal Income Tax Considerations	For a summary of certain United States federal income tax consequences to holders of Old Notes related to the Exchange Offer, see 'United States Federal Income Tax Considerations'.
United Kingdom Tax Considerations	For a summary of certain United Kingdom tax consequences to holders of Old Notes related to the Exchange Offer, see 'Tax Considerations—United Kingdom Taxation Considerations'.
Consequences of Failure to Exchange Old Notes

Depending on the amount of Old Notes that are accepted for exchange in the Exchange Offer, the trading market for the Old Notes that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Old Notes that remain outstanding following the Exchange Offer. If the Exchange Offer is successful, the market price for the Old Notes may be depressed and there may be a limited trading market for the Old Notes.

Brokerage Commissions	You will not be required to pay brokerage commissions to the Dealer Managers, the Exchange Agent, the Information Agent or us in connection with the Exchange Offer.

No Appraisal or Dissenters' Rights	You will have no appraisal or dissenters' rights in connection with the Exchange Offer.
Dealer Managers	Goldman, Sachs & Co. and J.P. Morgan Securities Inc.
Information Agent and Exchange Agent
Further Information

If you have questions about the terms of the Exchange Offer, please contact the Dealer Managers or the Information Agent. Requests for additional copies of this prospectus, the documents incorporated by reference herein and the Letter of Transmittal may be directed to the Information Agent. If you have questions regarding the procedures for tendering your Old Notes, please contact the Exchange Agent. The contact information for the Dealer Managers, Information Agent and Exchange Agent are set forth on the back cover page of this prospectus.

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the Exchange Offer with the Securities and Exchange Commission. This prospectus is a part of that registration statement.

See also 'Where You Can Find More Information About Us'.

Summary Terms of the New Notes

        Please refer to 'Description of the New Notes' on page                     of this prospectus for more information about the New Notes.

New Notes	$1,000,000,000 aggregate principal amount of Notes due 2020.
Issuer	Diageo Capital.
Guarantee	The New Notes will be guaranteed by Diageo as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.
Maturity	We will pay the New Notes at 100% of their principal amount plus accrued interest on 2020.
Interest Rate

The New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest. See 'The Exchange Offer—Terms of the Exchange Offer—Accrued Interest'.

Interest Payment Dates	Every and , commencing on 2010.

Optional Make-Whole Redemption

We have the right to redeem the New Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 50 basis points and accrued interest to the date of redemption. For more information, see 'Description of the New Notes—Optional Make-Whole Redemption'.

Regular Record Dates	Every and .
Ranking

The New Notes and the guarantees of the New Notes will constitute unsecured and unsubordinated indebtedness of Diageo Capital and Diageo, respectively, and will rank equally with all other unsecured and unsubordinated indebtedness from time to time outstanding.

Tax Redemption

In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under 'Description of the New Notes—Special Situations—Optional Tax Redemption', we may call all, but not less than all the New Notes for redemption prior to maturity.

Book-Entry, Issuance, Settlement and Clearance

We will issue the New Notes in fully registered form in denominations of $1,000 and integral multiples thereof. The New Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, referred to as DTC. You will hold beneficial interests in the New Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under 'Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated'. Settlement of the New Notes will occur through DTC in same day funds. For information on DTC's book-entry system, see 'Clearance and Settlement—The Clearing Systems—DTC'.

Listing	Application will be made to list the New Notes on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to commence within 30 days after delivery of the New Notes.
Trustee and Principal Paying Agent	The Bank of New York Mellon.

Timing and Delivery	We currently expect delivery of the New Notes to occur on the Settlement Date.
Further Issues

We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public and issue date. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of such securities under the indenture relating to the New Notes. There is no limitation on the amount of notes or other debt securities that we may issue under that indenture.

Governing Law	New York.

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to participate in the Exchange Offer. In particular, you should carefully consider, among other things, the matters discussed below and under 'Risk Factors' in the 2009 Form 20-F.

Risks Related to the Exchange Offer

We have not obtained a third-party determination that the Exchange Offer is fair to holders of the Old Notes.

        None of us, the trustee, the Dealer Managers, the Information Agent or the Exchange Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Old Notes for purposes of negotiating the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may not receive more value than if you choose to keep them. You must make your own independent decision regarding your participation in the Exchange Offer.

The consummation of the Exchange Offer may not occur or may be delayed.

        We are not obligated to complete the Exchange Offer. Several conditions must be satisfied or waived in order to complete the Exchange Offer, including among others that we receive valid tenders, not validly withdrawn, of at least $                    aggregate principal amount of Old Notes and that nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offer or impair us from realising the anticipated benefits of the Exchange Offer. See 'The Exchange Offer—Conditions of the Exchange Offer'. The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offer may not occur or may be delayed. We may also extend or otherwise amend the Exchange Offer at our sole discretion. Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus or any subsequent notices of extension. Accordingly, holders of Old Notes participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the Exchange Offer. In addition, if the Exchange Offer is not completed or is delayed, the market price of the Old Notes may decline to the extent that the current market price of the Old Notes reflects a market assumption that the Exchange Offer has been or will be completed.

We may not accept all Old Notes tendered in the Exchange Offer.

        Subject to the terms and conditions of the Exchange Offer, we will accept for exchange up to $1,000,000,000 aggregate principal amount of Old Notes. If more than $1,000,000,000 aggregate principal amount of Old Notes are tendered, we will accept for exchange only Old Notes in an aggregate principal amount of $1,000,000,000 on a pro rata basis among the tendering holders and, as such, a portion of the Old Notes that you tender may be returned to you. You will not be able to effect transfers of your Old Notes tendered in the Exchange Offer until any such notes are returned to you. See 'The Exchange Offer—Terms of the Exchange Offer—Proration'.

An active trading market for the New Notes may not develop.

        There is no existing trading market for the New Notes. Though we intend to apply for listing of the New Notes on the New York Stock Exchange, an active trading market in the New Notes may not develop. Although the Dealer Managers may make a market in the New Notes after the completion of the Exchange Offer, they are not obligated to do so. If the Dealer Managers start market-making activities, they could stop these activities at any time without notice. In addition, their market-making activities will be subject to limits imposed by the Securities Act of 1933, as amended (Securities Act), and the Exchange Act. Even if a trading market for the New Notes develops, the liquidity of any market for the New Notes will depend upon the number of holders of the New Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the New Notes, any redemption by us of New Notes and other factors. In particular, it is possible that only a small aggregate principal amount of New Notes may be issued upon completion of the Exchange Offer, which may adversely affect the liquidity of the New Notes and may permit the holders of a small principal amount of New Notes to control decisions with respect to the New Notes, including with respect to amendments and waivers. Accordingly, no assurance can be given as to the liquidity or market price of, or adequate trading markets for, the New Notes.

Your decision to tender your Old Notes for New Notes exposes you to the risk of nonpayment for a longer period of time.

        The outstanding Old Notes mature on 15 January 2014, and the New Notes will mature on                    2020. Our ability to service our debt following the exchange offer will depend upon our future operating performance, which in turn is subject to market conditions and other factors, including factors beyond our control. We can make no assurances that we will have, or will be able to obtain, sufficient funds to repay the New Notes when they become due in 2020. Your decision to tender your Old Notes should be made with the understanding that the lengthened maturity of the New Notes exposes you to the risk of nonpayment for a longer period of time.

If you tender your Old Notes in the Exchange Offer, you will be unable to sell or otherwise transfer such notes until they are returned to you following withdrawal or non-acceptance.

        When considering whether to tender Old Notes in the Exchange Offer, you should take into account that you will not be able to sell or otherwise transfer any tendered notes after the time of such tender. If you withdraw or we do not accept all or a portion of your tender, these transfer restrictions will continue to apply until your Old Notes are returned to you.

You may not receive New Notes in the Exchange Offer if the procedures for the Exchange Offer are not followed.

        Subject to the terms and conditions of the Exchange Offer, including the proration terms described herein and the Maximum Exchange Amount, we will issue New Notes in exchange for your Old Notes only if you validly tender the Old Notes and deliver a properly completed and duly executed Letter of Transmittal, or an Agent's Message in lieu thereof, and other required documents before the Expiration Date. You should allow sufficient time to ensure timely delivery of the necessary documents. None of us, the trustee, the Dealer Managers, the Information Agent or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If you are the beneficial owner of Old Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Old Notes are registered and instruct that person to tender your Old Notes on your behalf.

We may purchase or repay any Old Notes not tendered in the Exchange Offer on terms that could be more favourable to holders of Old Notes than the terms of this Exchange Offer.

        Although we do not currently intend to do so, we may, at any time to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms which are more or less favourable to holders than the terms of this Exchange Offer. We also reserve the right to repay any Old Notes not tendered. If we decide to repurchase or repay Old Notes that are not tendered in the Exchange Offer on terms that are more favourable than the terms of the Exchange Offer, those holders who decided not to participate in the Exchange Offer could be better off than those that participated in the Exchange Offer.

Risks to Holders of Old Notes Not Tendered or Not Accepted for Exchange

If the Exchange Offer is successful, there may no longer be a trading market for the Old Notes, the market price for the Old Notes may be depressed and there may be a limited trading market for the Old Notes.

        Depending on the amount of Old Notes that are accepted for exchange in the Exchange Offer, the trading market for the Old Notes that remain outstanding after the Exchange Offer may be more limited. The trading market for Old Notes that are not exchanged could therefore become more limited than the existing trading market for the Old Notes and could cease to exist altogether due to the reduction in the principal amount of the Old Notes outstanding upon consummation of the Exchange Offer. A reduced trading volume may decrease the liquidity and trading price and increase the volatility of the trading price of the Old Notes that remain outstanding following the Exchange Offer. If a market for Old Notes that are not exchanged exists or develops, the Old Notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can be no assurance that an active market in the Old Notes will exist, develop or be maintained, or as to the prices at which the Old Notes may trade, whether or not the Exchange Offer is consummated. Therefore, if your Old Notes are not exchanged for New Notes in the Exchange Offer because you do not participate in the Exchange Offer, it may become more difficult for you to sell or otherwise transfer your Old Notes.

Risks Related to the New Notes

Because Diageo is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on the guarantees of the New Notes is subordinated to the other liabilities of Diageo's subsidiaries.

        Diageo is organised as a holding company, and substantially all of its operations are carried on through subsidiaries. Diageo had guaranteed a total of £8,169 million of debt as of 30 June 2009. Diageo's ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Moreover, Diageo's subsidiaries and affiliated companies are not required and may not be able to pay dividends to Diageo. Claims of the creditors of Diageo's subsidiaries have priority as to the assets of such subsidiaries over the claims of Diageo. Consequently, in the event of insolvency of Diageo, the claims of holders of guarantees of the New Notes would be structurally subordinated to the prior claims of the creditors of subsidiaries of Diageo.

        In addition, some of Diageo's subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Diageo incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

Because the New Notes and the guarantees of the New Notes are unsecured, your right to receive payments may be adversely affected.

        The New Notes and the guarantees of the New Notes will be unsecured. The New Notes are not subordinated to any of Diageo Capital's other debt obligations and therefore they will rank equally with all of Diageo Capital's other unsecured and unsubordinated indebtedness. Similarly, the guarantees of the New Notes are not subordinated to any of Diageo's other debt obligations and therefore they will rank equally with all of Diageo's other unsecured and unsubordinated indebtedness. As of 30 June 2009, the Diageo group had £102 million aggregate principal amount of secured indebtedness outstanding. If Diageo Capital defaults on the New Notes or Diageo defaults on the guarantees of the New Notes, or in the event of bankruptcy, liquidation or reorganisation, then, to the extent that Diageo Capital or Diageo have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Diageo Capital or Diageo could make payment on the New Notes or the guarantees of the New Notes, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder of New Notes may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture governing the New Notes and their guarantees.

        The New Notes are governed by documents called indentures, which are described later under 'Description of the New Notes'. We may issue as many distinct series of debt securities under the indenture as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series.

Should Diageo Capital default on the New Notes, or should Diageo default on the guarantees of the New Notes, your right to receive payments on such New Notes or guarantees of the New Notes may be adversely affected by applicable insolvency laws.

        Diageo is incorporated under the laws of England and Wales and Diageo Capital is incorporated under the laws of Scotland. Accordingly, insolvency proceedings with respect to Diageo or Diageo Capital are likely to proceed under, and be governed by, United Kingdom insolvency laws. The procedural and substantive provisions of such insolvency laws are generally more favourable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Diageo, Diageo Capital or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

A ratings decline could adversely affect the value of the New Notes.

        Any of the agencies that rate our debt has the ability to lower the ratings currently assigned to our debt, as a result of its views about our current or future business, financial condition or results of operations. Any ratings decline could adversely affect the value of the New Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organisation. Each rating should be evaluated independently of any other rating.

 RECENT DEVELOPMENTS

        Paul Walsh, Chief Executive of Diageo, commenting on the six months ended 31 December 2009, said:

        'As we had anticipated this was a challenging six months. The economic and consumer environment remained weak in many markets and we faced a difficult comparison against Q1 last year yet the second quarter did show a return to growth. In addition we reduced stock levels in all regions. While this had a negative impact on volume growth in the half, it positions us appropriately for the future. Pricing opportunities have been limited and the performance of our standard priced brands has been stronger than that of our premium priced brands.'

        'Our category leading brands, the consistency and scale of our marketing investment, successful innovation and our industry leading sales capabilities have led to share gains for Diageo's priority brands in key markets.'

        'We are in the early stages of recovery with more encouraging signs in the emerging and developing markets. However, in a difficult environment this half we have continued to improve the efficiency of our functions, reduced our cost base, strengthened our relationships with our customers and generated significant free cash flow which has again enhanced our financial strength. Focused marketing spend by category and geography continues to build our brand equities.'

        'At a time when future economic and consumer trends continue to be difficult to forecast, the steps we have taken have created a stronger business which will position the company well.'

        The above comments were made by Paul Walsh, Chief Executive of Diageo, in connection with the release of the Interim Announcement published on 11 February 2010.

        On 1 March 2010, Diageo entered into an equity transfer agreement to acquire an additional 4% stake (the '4% transfer') in Sichuan Chengdu Quanxing Group Company Ltd. ('Quanxing') from Chengdu Yingsheng Investment Holding Co., Ltd. The consideration for the 4% transfer is approximately £14 million (RMB 139.7 million). The 4% transfer, which is subject to a number of regulatory approvals (which are not expected to be obtained before the second half of 2010), would bring Diageo's shareholding in Quanxing to 53%. Quanxing is a holding company controlling a 39.7% stake in Sichuan Shui Jing Fang Co., Ltd. ('ShuiJingFang'), a super premium Chinese white spirits company listed on the Shanghai Stock Exchange. If the 4% transfer is approved, Diageo would become the indirect controlling shareholder of ShuiJingFang and, in accordance with Chinese takeover regulations, would be required to make a mandatory tender offer to all the other shareholders of ShuiJingFang. Were there to be full acceptance under the mandatory tender offer, the amount payable would be approximately £610 million. As required by PRC law, 20% of the maximum consideration payable under the tender offer (£122 million) has been deposited with China's securities depositary and clearing agency, the CSDCC, Shanghai Branch.

SELECTED CONSOLIDATED FINANCIAL DATA

        The selected consolidated financial data set out below has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and as endorsed and adopted for use in the European Union and should be read in conjunction with, and are qualified in their entirety by reference to, the unaudited financial information and notes presented in Diageo's Interim Results Form 6-K and to Diageo's 2009 Form 20-F.

        The following table presents selected consolidated financial data for Diageo: for the six month periods ended 31 December 2009 and 31 December 2008 and as at the respective period ends, derived from the unaudited interim condensed consolidated financial information incorporated by reference into this document; and for the five years ended 30 June 2009 and as at the respective year ends, derived from Diageo's audited consolidated financial statements. The unaudited interim condensed consolidated financial information, in the opinion of Diageo management, includes all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information contained therein. The results of operations for the six month period ended 31 December 2009 are not necessarily indicative of the results for the year ending 30 June 2010.

	Six months ended 31 December			Year ended 30 June
	2009	2009	2008 (restated)	2009 (restated)	2008 (restated)	2007 (restated)	2006 (restated)	2005
Income statement data(1)(8)	$ million	£ million	£ million	£ million	£ million	£ million	£ million	£ million
Sales	11,223	6,928	6,691	12,283	10,643	9,917	9,704	8,968
Operating profit	2,488	1,536	1,630	2,418	2,212	2,160	2,031	1,731
Profit for the period
Continuing operations(2)(3)	1,754	1,083	1,196	1,704	1,560	1,417	1,956	1,326
Discontinued operations(4)	(16)	(10)	—	2	26	139	—	73

Total profit for the period(2)(3)	1,738	1,073	1,196	1,706	1,586	1,556	1,956	1,399

Per share data	$	pence	pence	pence	pence	pence	pence	pence
Dividend per share(5)	0.24	14.60	13.90	36.10	34.35	32.70	31.10	29.55
Earnings per share
Basic
Continuing operations(2)(3)	0.67	41.3	45.5	64.5	58.0	50.2	66.9	42.8
Discontinued operations(4)	(0.01)	(0.4)	—	0.1	1.0	5.2	—	2.4

Basic earnings per share	0.66	40.9	45.5	64.6	59.0	55.4	66.9	45.2

Diluted
Continuing operations(2)(3)	0.67	41.2	45.4	64.3	57.6	49.9	66.6	42.8
Discontinued operations(4)	(0.01)	(0.4)	—	0.1	1.0	5.1	—	2.4

Diluted earnings per share	0.66	40.8	45.4	64.4	58.6	55.0	66.6	45.2

	million	million	million	million	million	million	million	million
Average number of ordinary shares	2,482	2,482	2,492	2,485	2,566	2,688	2,841	2,972

	As at 31 December			As at 30 June
	2009	2009	2008 (restated)	2009 (restated)	2008 (restated)	2007 (restated)	2006 (restated)	2005
Balance sheet data(1)(8)	$ million	£ million	£ million	£ million	£ million	£ million	£ million	£ million
Total assets	31,794	19,626	21,975	18,018	15,992	13,934	13,909	13,921
Net borrowings(6)	11,832	7,304	8,416	7,419	6,447	4,845	4,082	3,706
Equity attributable to the parent company's equity shareholders	6,265	3,867	3,698	3,169	3,463	3,947	4,477	4,459
Called up share capital(7)	1,291	797	797	797	816	848	883	883

        This information should be read in conjunction with the notes on pages 22 to 25.

Notes to the selected consolidated financial data

        (1) IFRS accounting policies    The unaudited condensed consolidated financial information for the six months ended 31 December 2009 has been prepared in accordance with IAS 34 'Interim Financial Reporting' as issued by the International Accounting Standards Board (IASB) and as endorsed and adopted for use in the European Union. The group adopted the provisions of IAS 39—Financial instruments recognition and measurement from 1 July 2005. As permitted under IFRS 1—First-time adoption of International Financial Reporting Standards, financial instruments in the year ended 30 June 2005 remain recorded in accordance with previous UK GAAP accounting policies, and the adjustment to IAS 39 is reflected in the condensed consolidated balance sheet at 1 July 2005.

        All comparatives other than financial data for the year ended 30 June 2005 have been restated following the adoption of the amendment to IAS 38—Intangible assets for advertising expenditure and the change in the accounting policy in respect of returnable bottles and crates. Neither the income statement for the year ended 30 June 2005 nor the balance sheet at 30 June 2005 has been restated as the information is not readily available without unreasonable effort or expense.

        Amendment to IAS 38—Intangible assets. This amendment to IAS 38 clarifies the accounting for advertising expenditure. The group charges advertising expenditure to the income statement when it has a right of access to the goods or services acquired, as opposed to charging such costs to the income statement when the advertisement is first shown to the public. Advertisements, non-depreciable point of sale material, costs in respect of events and some sponsorship payments previously recorded in the income statement when delivered to the final customer are now expensed when delivered to the company. The impact of this change in accounting policy reduced operating profit for the six months ended 31 December 2008 by £3 million (year ended 30 June 2009—£15 million; 30 June 2008—£5 million; 30 June 2007—£1 million; 30 June 2006—£10 million), reduced profit for the six months ended 31 December 2008 by £3 million (year ended 30 June 2009—£12 million; 30 June 2008—£5 million; 30 June 2007—£1 million; 30 June 2006—£7 million) and reduced basic earnings per share for the six months ended 31 December 2008 by 0.1 pence (year ended 30 June 2009—0.5 pence; 30 June 2008—0.2 pence; 30 June 2007—£nil; 30 June 2006—0.3 pence). In addition, the adoption of the amendment decreased total assets as at 31 December 2008 by £49 million (30 June 2009—£55 million; 30 June 2008—£39 million; 30 June 2007—£33 million; 30 June 2006—£30 million) and decreased equity as at 31 December 2008 by £40 million (30 June 2009—£46 million; 30 June 2008—£32 million; 30 June 2007—£25 million; 30 June 2006—£24 million).

        In addition, the group has changed its accounting policy in respect of returnable bottles and crates ('returnables'), as the change more appropriately reflects the usage of these assets. These are now held within property, plant and equipment and depreciated on a straight-line basis to estimated residual values over their expected useful lives. Formerly they were held within inventories and written down on purchase to their net realisable value. The impact of the adoption of this accounting policy has reduced operating profit for the six months ended 31 December 2008 by £3 million (year ended 30 June 2009—£10 million; 30 June 2008—£9 million; 30 June 2007—increase of £2 million; 30 June 2006—£3 million), reduced profit for the six months ended 31 December 2008 by £2 million (year ended 30 June 2009—£7 million; 30 June 2008—£6 million; 30 June 2007—increase of £1 million; 30 June 2006—£2 million) and reduced basic earnings per share for the six months ended 31 December 2008 by £nil (year ended 30 June 2009—0.1 pence; 30 June 2008—0.1 pence; 30 June 2007—£nil ; 30 June 2006—£nil). £1 million of the charge for the six months ended 31 December 2008 is in respect of non controlling interests (year ended 30 June 2009—£3 million; 30 June 2008—£3 million; 30 June 2007—£nil; 30 June 2006—£1 million). On the consolidated balance sheet at 31 December 2008 total assets decreased by £19 million (30 June 2009—decrease of £23 million; 30 June 2008—increase of £4 million; 30 June 2007—increase of £11 million; 30 June 2006—increase of £12 million), equity reduced by £

13 million (30 June 2009—£16 million; 30 June 2008—£10 million; 30 June 2007—£4 million; 30 June 2006—£5 million) of which non-controlling interests reduced by £9 million (30 June 2009—£10 million; 30 June 2008—£7 million; 30 June 2007—£4 million; 30 June 2006—£4 million).

        (2) Exceptional items    These are items which, in management's judgment, need to be disclosed by virtue of their size or incidence in order for the user to obtain a proper understanding of the financial information. Such items are included within the income statement caption to which they relate. An analysis of exceptional items before taxation for continuing operations is as follows:

	Six months ended 31 December		Year ended 30 June
	2009 £ million	2008 £ million	2009 £ million	2008 £ million	2007 £ million	2006 £ million	2005 £ million
Exceptional items (charged)/credited to operating profit
Global restructuring programme	(21)	—	(166)	—	—	—	—
Restructuring of Irish brewing operations	(5)	(13)	(4)	(78)	—	—	—
Restructuring of global supply operations	(69)	—	—	—	—	—	—
Disposal of Park Royal property	—	—	—	—	40	—	—
Park Royal brewery accelerated depreciation	—	—	—	—	—	—	(29)
Seagram integration costs	—	—	—	—	—	—	(30)
Thalidomide Trust	—	—	—	—	—	—	(149)
Disposal of other property	—	—	—	—	—	—	7

	(95)	(13)	(170)	(78)	40	—	(201)

Other exceptional items
Gain on disposal of General Mills shares	—	—	—	—	—	151	221
Gains/(losses) on disposal and termination of businesses	—	—	—	9	(1)	6	(7)

	—	—	—	9	(1)	157	214

Tax exceptional items
Tax credit in respect of exceptional operating items	24	2	37	8	—	—	58
Tax credit in respect of other exceptional items	—	—	—	—	—	2	20
Tax credit in respect of settlements agreed with tax authorities	—	101	155	—	—	313	—

	24	103	192	8	—	315	78

Total exceptional items	(71)	90	22	(61)	39	472	91

        (3) Taxation    The taxation charge deducted from income in determining profit from continuing operations for the six months ended 31 December 2009 was £310 million (31 December 2008—£210 million) and for the year ended 30 June 2009 was £286 million (2008—£518 million; 2007—£679 million; 2006—£177 million; 2005—£599 million). Included in the taxation charge were the following items: in the six months ended 31 December 2009, a tax credit of £24 million on exceptional operating items; in the year ended 30 June 2009, a net tax credit of £155 million in respect of settlements agreed with tax authorities which gave rise to changes in the value of deferred tax assets and tax provisions, and a tax credit of £37 million on exceptional operating items; in the year ended 30 June 2008, a tax credit of £8 million on exceptional operating items; in the year ended 30 June 2007, a net tax charge of £24 million from intra group reorganisations of brand businesses, a reduction in the carrying value of deferred tax assets primarily following a reduction in tax rates of £74 million, and a provision for settlement of tax liabilities related to the GrandMet/Guinness merger of £64 million; in the year ended 30 June 2006, an exceptional tax credit of £315 million arose principally as a consequence of the agreement with fiscal authorities of the carrying values of certain brands, which resulted in an increase to the group's deferred tax assets of £313 million; and in the year ended

30 June 2005, there were £58 million of tax credits on exceptional operating items and £20 million of tax credits on exceptional prior year business disposals.

        (4) Discontinued operations    In the six months ended 31 December 2009 discontinued operations represent a provision of £10 million in respect of future payments to new thalidomide claimants. In the years ended 30 June 2009, 30 June 2008, 30 June 2007 and 30 June 2005 discontinued operations are in respect of the quick service restaurants business (Burger King, sold 13 December 2002) and the packaged food business (Pillsbury, sold 31 October 2001).

        (5) Dividends    The board expects that Diageo will pay an interim dividend in April and a final dividend in October of each year. Approximately 40% of the total dividend in respect of any financial year is expected to be paid as an interim dividend and approximately 60% as a final dividend. The payment of any future dividends, subject to shareholder approval, will depend upon Diageo's earnings, financial condition and such other factors as the board deems relevant. Proposed dividends are not considered to be a liability until they are approved by the board for the interim dividend and by the shareholders at the annual general meeting for the final dividend. The information provided below for the interim dividend for each six month period ended 31 December represents the dividend proposed by the directors but not approved by the board at the balance sheet date, and therefore is not reflected as a deduction from reserves at that date. Similarly, the information provided below for the final dividend for each year ended 30 June represents the dividend proposed by the directors but not approved by the shareholders at the balance sheet date, and therefore is not reflected as a deduction from reserves at that date.

        The table below sets out the amounts of interim, final and total cash dividends paid by the company on each ordinary share. The dividends are translated into US dollars per ADS (each ADS representing four ordinary shares) at the noon buying rate on each of the respective dividend payment dates.

		Six months ended 31 December		Year ended 30 June
		2009 pence	2008 pence	2009 pence	2008 pence	2007 pence	2006 pence	2005 pence
Per ordinary share	Interim	14.60	13.90	13.90	13.20	12.55	11.95	11.35
	Final	—	—	22.20	21.15	20.15	19.15	18.20

	Total	14.60	13.90	36.10	34.35	32.70	31.10	29.55

		$	$	$	$	$	$	$
Per ADS	Interim	0.87	0.82	0.82	1.05	0.99	0.84	0.85
	Final	—	—	1.46	1.46	1.64	1.43	1.29

	Total	0.87	0.82	2.28	2.51	2.63	2.27	2.14

Note: The interim dividend for the six months ended 31 December 2009 will be paid on 6 April 2010, and payment to US ADR holders will be made on 12 April 2010. In the table above, an exchange rate of £1 = $1.49 has been assumed for this dividend, but the exact amount of the payment to US ADR holders will be determined by the rate of exchange on 12 April 2010.

        (6) Definitions    Net borrowings are defined as gross borrowings (short term borrowings and long term borrowings plus finance lease obligations plus interest rate hedging instruments, cross currency interest rate swaps and funding foreign currency swaps and forwards) less cash and cash equivalents and other liquid resources.

        (7) Share capital    The called up share capital represents the par value of ordinary shares of 28 101/108 pence in issue. There were 2,754 million ordinary shares in issue and fully paid up at the balance sheet date (31 December 2008—2,754 million; 30 June 2009—2,754 million; 30 June 2008—2,822 million; 30 June 2007—2,931 million; 30 June 2006—3,051 million; 30 June 2005—3,050 million). Of these, 18 million (31 December 2008—23 million; 30 June 2009—23 million; 30 June 2008—26 million; 30 June 2007—33 million; 30 June 2006—42 million; 30 June 2005—43 million) were held in employee share trusts, 223 million (31 December 2008—223 million; 30 June 2009—223 million; 30 June 2008—259 million; 30 June 2007—271 million; 30 June 2006—250 million; 30 June 2005—86 million) were held as treasury shares, and 28 million were held as treasury shares for hedging share schemes (31 December 2008—32 million; 30 June 2009—32 million; 30 June 2008—20 million; 30 June 2007—10 million; 30 June 2006—2 million; 30 June 2005—nil). These shares are deducted in arriving at equity attributable to the parent company's equity shareholders.

        During the six months ended 31 December 2009, the group did not repurchase any ordinary shares for cancellation or to be held as treasury shares (six months ended 31 December 2008—38 million ordinary shares, cost of £354 million including fees and stamp duty; year ended 30 June 2009—38 million ordinary shares, cost of £354 million including fees and stamp duty; year ended 30 June 2008—97 million ordinary shares, cost of £1,008 million including fees and stamp duty; year ended 30 June 2007—141 million ordinary shares, cost of £1,405 million including fees and stamp duty; year ended 30 June 2006—164 million ordinary shares, cost of £1,407 million including fees and stamp duty; year ended 30 June 2005—94 million ordinary shares, cost of £710 million including fees and stamp duty).

        During the period the group did not repurchase any ordinary shares to be held as treasury shares for hedging employee share scheme grants provided to employees (six months ended 31 December 2008—6 million ordinary shares, cost of £63 million; year ended 30 June 2009—6 million ordinary shares, cost of £63 million; year ended 30 June 2008—11 million ordinary shares, cost of £124 million; year ended 30 June 2007—9 million ordinary shares, cost of £82 million; year ended 30 June 2006—2 million ordinary shares, cost of £21 million; year ended 30 June 2005—nil, £nil).

        (8) Exchange rates    A substantial portion of the group's assets, liabilities, revenues and expenses is denominated in currencies other than pounds sterling, principally US dollars. For the convenience of the reader, selected consolidated financial information for the six months ended 31 December 2009 has been translated into US dollars at the noon buying rate on 31 December 2009 of £1 = $1.62.

        The following table shows, for the periods indicated, information regarding the US dollar/pound sterling exchange rate, based on the noon buying rate, expressed in US dollars per £1.

	Six months ended 31 December		Year ended 30 June
	2009 $	2008 $	2009 $	2008 $	2007 $	2006 $	2005 $
Period end	1.62	1.46	1.65	1.99	2.01	1.85	1.79
Average rate*	1.63	1.70	1.60	2.01	1.93	1.78	1.86

*
The average of the noon buying rates on the last business day of each month during the six months period ended 31 December and during the years ended 30 June.

        The average exchange rate for the period 1 January to 24 March 2010 was £1=$1.56 and the noon buying rate on 24 March 2010 was £1=$1.49.

UNAUDITED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED SHARE DIVIDENDS

	Six months ended 31 December 2009	Six months ended 31 December 2008 (restated)*	Year ended 30 June 2009 (restated)*	Year ended 30 June 2008 (restated)*	Year ended 30 June 2007 (restated)*	Year ended 30 June 2006 (restated)*	Year ended 30 June 2005
	£ million	£ million	£ million	£ million	£ million	£ million	£ million
Earnings
Income before taxes on income, non-controlling interests and discontinued operations	1,393	1,406	1,990	2,078	2,096	2,133	1,925
Less: Share of associates' income	(94)	(120)	(164)	(176)	(149)	(131)	(121)
Add: Dividend income receivable from associates	6	9	179	143	119	106	104
Add: Fixed charges	472	593	869	549	400	284	325
Less: Preferred share dividends payable	—	—	—	—	—	—	(11)
	1,777	1,888	2,874	2,594	2,466	2,392	2,222

Fixed charges (note (2))
Interest payable and other finance charges (note (1))	455	580	836	523	378	261	289
Add: Preferred share dividends payable	—	—	—	—	—	—	11
Add: Interest capitalised	2	—	4	—	—	—	—
Add: One third of rental expense	15	13	29	26	22	23	25

	472	593	869	549	400	284	325

	ratio	ratio	ratio	ratio	ratio	ratio	ratio
Ratio	3.8	3.2	3.3	4.7	6.2	8.4	6.8

*
The figures have been restated following the adoption of the amendment to IAS 38—Intangible assets and the change in the accounting policy in respect of returnables and crates.

Notes:

(1)
Interest payable and other finance charges for the six months ended 31 December 2009 includes a £129 million charge (31 December 2008—£222 million charge; 30 June 2009—£164 million charge; 30 June 2008—£75 million charge; 30 June 2007—£30 million charge; 30 June 2006—£15 million charge; 30 June 2005—£nil) in respect of fair value adjustments to the group's derivative instruments and a £11 million charge (31 December 2008—£15 million charge; 30 June 2009—£33 million charge; 30 June 2008—£nil; 30 June 2007—£nil; 30 June 2006—£2 million charge; 30 June 2005—£8 million charge) in respect of exchange rate translation differences on inter-company funding arrangements that do not meet the accounting criteria for recognition in equity and a £nil million charge (31 December 2008—£4 million charge; 30 June 2009—£11 million charge; 30 June 2008—£6 million charge; 30 June 2007—£nil; 30 June 2006—a £2 million charge; 30 June 2005—£nil) in respect of exchange movements on net borrowings not in a hedge relationship and therefore recognised in the income statement.

(2)
The fixed charges in the calculation of the ratio of earnings to fixed charges and preferred share dividends excludes interest on post employment plan liabilities.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the Exchange Offer. Any Old Notes that are properly tendered and accepted for exchange pursuant to the Exchange Offer may remain outstanding or may be retired and cancelled.

        We intend to use cash on hand to fund all cash payable to holders pursuant to the Exchange Offer and to pay the fees and expenses in connection with the Exchange Offer.

 CAPITALISATION AND INDEBTEDNESS

        The following table sets out on an IFRS basis the unaudited capitalisation of Diageo as at 31 December 2009, as well as the unaudited capitalisation adjusted for the Exchange Offer assuming $1,000,000,000 aggregate principal amount of Old Notes are exchanged for $1,000,000,000 aggregate principal amount of New Notes:

	As of 31 December 2009
	Actual £ million	As Adjusted for the Exchange Offer £ million
Short term borrowings and bank overdrafts (including current portion of long term borrowings)	891	891

Long term borrowings
Due from one to five years	5,326	4,709
Due after five years	2,876	3,493

	8,202	8,202
Finance lease obligations	18	18
Non-controlling interests	724	724

Equity attributable to equity shareholders of the parent company
Called up share capital	797	797
Share premium	1,342	1,342
Capital redemption reserve	3,146	3,146
Cash flow hedging reserve	20	20
Currency translation reserve	165	165
Own shares	(2,298)	(2,298)
Retained earnings	695	695

	3,867	3,867

Total capitalisation	13,702	13,702

Notes

1.
At 31 December 2009, the group had cash and cash equivalents of £1,589 million.

2.
At 31 December 2009, £79 million of the group's net borrowings due within one year and £31 million of the group's net borrowings due after more than one year were secured on assets of the group.

3.
At 31 December 2009, the total authorised share capital of Diageo consisted of 5,329,052,500 ordinary shares of 28 101/108 pence each. At such date, 2,753,946,805 ordinary shares were issued and fully paid, including shares issued, shares issued and held in employee share trusts and those held as treasury shares.

4.
As of 31 December 2009 the group has no material performance guarantees or indemnities to third parties.

5.
Since 1 January 2010 no shares have been acquired by the company as part of the share buyback programmes or to be held as treasury shares for hedging share scheme grant provided to employees.

6.
In the period from 1 January 2010 to 26 March 2010 the group's net borrowings increased by £497 million. Apart from this there has been no material change since 31 December 2009 in the group's net borrowings, performance guarantees, indemnities and capitalization. In addition, on 1 March 2010, Diageo entered into an equity transfer agreement to acquire an additional 4% stake (the '4% transfer') in Sichuan Chengdu Quanxing Group Company Ltd. ('Quanxing') from Chengdu Yingsheng Investment Holding Co., Ltd. The consideration for the 4% transfer is approximately £14 million (RMB 139.7 million). The 4% transfer, which is subject to a number of regulatory approvals (which are not expected to be obtained before the second half of 2010), would bring Diageo's shareholding in Quanxing to 53%. Quanxing is a holding company controlling a 39.7% stake in Sichuan Shui Jing Fang Co., Ltd. ('ShuiJingFang'), a super premium Chinese white spirits company listed on the Shanghai Stock Exchange. If the 4% transfer is approved, Diageo would become the indirect controlling shareholder of ShuiJingFang and, in accordance with Chinese takeover regulations, would be required to make a mandatory tender offer to all the other shareholders of ShuiJingFang. Were there to be full acceptance under the mandatory tender offer, the amount payable would be approximately £610 million. As required by PRC law, 20% of the maximum consideration payable under the tender offer (£122 million) has been deposited with China's securities depositary and clearing agency, the CSDCC, Shanghai Branch.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        The purpose of the Exchange Offer is to refinance a portion of the Old Notes in order to improve our debt maturity profile and decrease our funding costs.

Terms of the Exchange Offer

General

        We are offering to holders of Old Notes an opportunity to exchange Old Notes for New Notes as determined in the manner described in this prospectus and the accompanying Letter of Transmittal.

        We will exchange up to $1,000,000,000 aggregate principal amount of the Old Notes for New Notes. The Exchange Offer is subject to the condition that at least $                    aggregate principal amount of Old Notes be validly tendered and not validly withdrawn by the Expiration Date, as well as certain other conditions set forth under '—Conditions of the Exchange Offer'. We may waive these conditions at our sole discretion.

        Tendering holders of Old Notes must tender Old Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Offer Consideration

        For each $1,000 principal amount of Old Notes validly tendered prior to the Early Exchange Date, not validly withdrawn and accepted for exchange in accordance with the terms of the Exchange Offer, we will issue $1,000 principal amount of New Notes and pay the Total Cash Consideration. Only holders who validly tender their Old Notes prior to the Early Exchange Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive the Total Cash Consideration. Holders who validly tender their Old Notes after the Early Exchange Date and prior to the Expiration Date and who do not validly withdraw their tenders will receive, for each $1,000 principal amount of Old Notes we accept for exchange, $1,000 principal amount of New Notes plus the Total Cash Consideration and less the Early Exchange Premium.

        Under no circumstances will any interest be payable because of any delay by the Exchange Agent or DTC in the transmission of funds to the holders of accepted Old Notes or otherwise.

Accrued Interest

        Holders whose Old Notes are accepted for exchange will not receive payment for Accrued Interest. Rather, the New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield (as hereinafter defined), plus (ii) the New Notes Fixed Spread (as hereinafter defined), plus (iii) additional basis points in respect of the Accrued Interest.

        The New Notes Treasury Yield is the bid-side yield on the 3.625% US Treasury note maturing on 15 February 2020 (the New Notes Reference US Treasury Security) as of 2:00 p.m., New York City time (based on the bid-side price indicated on the Bloomberg Screen page PX1 at such time or any recognised quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), on the Pricing Determination Date. The New Notes Fixed Spread is                         basis points. The number of additional basis points in respect of Accrued Interest will be equal to the number of basis points necessary to be added to the sum of the New Notes Treasury Yield and the New Notes Fixed Spread (the New Notes Treasury Yield and the New Notes Fixed Spread, together, the "New Notes Yield") to reach an interest rate per annum on the New Notes such that the sum of the present values of the scheduled payments of principal and interest at such rate per annum on $1,000 principal amount of New Notes discounted to the Settlement Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the New Notes Yield will be equal to $1,000 plus the Accrued Interest.

Determination of the Total Cash Consideration and Interest Rate of the New Notes

        The Total Cash Consideration for Old Notes accepted for exchange in the Exchange Offer is equal to the difference between: a) the discounted value from the Settlement Date to maturity of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of Old Notes, using a discount rate equal to the sum of: (i) the bid-side yield on the Old Notes Reference US Treasury Security as of 2:00 p.m., New York City time (based on the bid-side price indicated on the Bloomberg Screen page PX1 at such time or any recognised quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), on the Pricing Determination Date, plus (ii)                     basis points and b) $1,000.

        The New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest. See '—Accrued Interest'.

        The yield to maturity on the Old Notes Reference US Treasury Security and the New Notes Reference US Treasury Security (calculated in accordance with standard market practice) will be based on the bid-side yield at 2:00 p.m., New York City time (based on the bid-side price indicated on the Bloomberg screen page PX1 at such time or any recognised quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), on the Pricing Determination Date.

        The Dealer Managers will calculate the Total Cash Consideration payable in respect of the Old Notes and the interest rate payable on the New Notes, and their calculations will be final and binding absent manifest error. We will publicly announce the Total Cash Consideration for the Old Notes and the interest rate payable on the New Notes promptly after they are determined by the Dealer Managers.

        You can obtain recently calculated hypothetical quotes of the yields for the Old Notes Reference US Treasury Security and the New Notes Reference US Treasury Security, the hypothetical Total Cash Consideration for the Old Notes and the hypothetical interest rate payable on the New Notes prior to the Pricing Determination Date, and can obtain the actual yields for the Old Notes Reference US Treasury Security and the New Notes Reference US Treasury Security, the Total Cash Consideration for the Old Notes and the interest rate payable on the New Notes after the Pricing Determination Date, by contacting                    at                     . Although the Dealer Managers will calculate the Total Cash Consideration for the Old Notes based solely on the yield on the Old Notes Reference US Treasury Security and the interest rate payable on the New Notes based solely on the yield on the New Notes Reference US Treasury Security, as described above, you can also find information regarding the closing yield to maturity for the Old Notes Reference US Treasury Security and the New Notes Reference US Treasury Security on any trading day in The Wall Street Journal and The New York Times.

  Illustrative Example

        The information provided in the following table is for illustrative purposes only, and we make no representation with respect to the actual consideration that may be paid pursuant to the Exchange Offer or the actual interest rate to be payable on the New Notes. The Total Cash Consideration may be greater or less than that shown in the following table, depending on the yield on the Old Notes Reference US Treasury Security as of the Pricing Determination Date. Similarly, the interest rate payable on the New Notes may be greater or less than that shown in the following table, depending on the yield on the New Notes Reference US Treasury Security as of the Pricing Determination Date.

        The following illustrates the hypothetical Total Cash Consideration per $1,000 principal amount of Old Notes accepted for exchange and the hypothetical interest rate payable on the New Notes, assuming a Settlement Date of                    2010, Old Notes Reference US Treasury Security and New Notes Reference US Treasury Security yields as of 2:00 p.m., New York City time, on                     2010. Please see Annex A, attached hereto, for further pricing details.

Security	Maturity Date	Bloomberg Page	Old Notes Reference US Treasury Security	Old Notes Reference US Treasury Security Yield as of 2:00 p.m. on 2010		Fixed Spread in Respect of Total Cash Consideration (in basis points)	New Notes Reference US Treasury Security	New Notes Reference US Treasury Security Yield as of 2:00 p.m. on 2010		Fixed Spread in Respect of Interest Rate on New Notes
Old Notes	15 January 2014	PX1	1.5% US Treasury maturing on 31 December 2013		%		3.625% US Treasury maturing on 15 February 2020		%

Hypothetical Total Cash Consideration:	$
Hypothetical interest rate payable on the New Notes		%

        Example A: Investor tenders $10,000,000 of Old Notes prior to the Early Exchange Date and receives:

Principal amount of New Notes equal to $10,000,000 at an interest rate of:		%
Total Cash Consideration in the amount of:	$

        Example B: Investor tenders $10,000,000 of Old Notes after the Early Exchange Date but prior to the Expiration Date and receives:

Principal amount of New Notes equal to $10,000,000 at an interest rate of:		%
Total Cash Consideration less the Early Exchange Premium in the amount of:	$

Proration

        Assuming we have not previously elected to terminate the Exchange Offer, upon satisfaction or waiver of the conditions listed below, we will exchange up to $1,000,000,000 aggregate principal amount of the Old Notes for New Notes, subject to the requirement that we receive valid tenders, not validly withdrawn, of at least $                    aggregate principal amount of Old Notes. As of the date of this prospectus, there was $1,500,000,000 aggregate principal amount of Old Notes outstanding. If Old Notes having an aggregate principal amount of more than $1,000,000,000 are validly tendered and not validly withdrawn, we will accept for exchange only Old Notes in an aggregate principal amount up to $1,000,000,000 on a pro rata basis among the tendering holders. In the event of proration, each valid tender of Old Notes will be multiplied by the proration factor, which we will determine as soon as practicable after the Expiration Date, and the resulting amount will be rounded down to the nearest multiple of $1,000, in order to determine the principal amount of such tendered notes to be accepted in the Exchange Offer. Any Old Notes not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration factor is determined.

Conditions of the Exchange Offer

        We will not be required to accept for exchange, or to issue New Notes or pay any cash amounts in respect of, any Old Notes tendered pursuant to the Exchange Offer, and we may terminate, extend or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of New Notes and payment of cash amounts in respect of, any Old Notes so tendered in the Exchange Offer, unless each of the following conditions are satisfied as of the Expiration Date:

  •
  there shall have been validly tendered, and not validly withdrawn, by the Expiration Date at least $                     aggregate principal amount of Old Notes;

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  there shall not have been any change or development that in our reasonable judgment might be expected to prohibit, restrict or delay the consummation of the Exchange Offer or otherwise materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects, the Old Notes or the New Notes;

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  there shall not have been instituted or threatened any action, proceeding or investigation by or before, and no injunction, order or decree shall have been issued by, and no statute, rule or regulation shall be proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer by, any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable to us to terminate the Exchange Offer;

  •
  there shall not have occurred:

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  any general suspension of or limitation on trading in securities in the United States or the United Kingdom securities or financial markets, whether or not mandatory;

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  any disruption in the trading of our securities or material change in the trading prices of the Old Notes;

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  a declaration, whether or not mandatory, of a banking moratorium or any suspension of payments with respect to banks in the United States or the United Kingdom or any limitation, whether or not mandatory, by any governmental agency or authority which adversely affects the extension of credit;

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  any limitation, whether or not mandatory, by a governmental agency or authority which may adversely affect our ability to complete the Exchange Offer;

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  a commencement of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or the United Kingdom or their respective citizens; or

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  in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

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  the trustee with respect to the indenture for the Old Notes that are the subject of the Exchange Offer and the New Notes to be issued in the Exchange Offer shall not have been directed by any holders of Old Notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Old Notes for New Notes under the Exchange Offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer, the exchange of Old Notes for New Notes under the Exchange Offer or the delivery of any cash amounts; and

  •
  the registration statement of which this document forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC.

        Although we have no present plans to do so, we expressly reserve the right to amend or terminate the Exchange Offer. We may also reject for exchange any Old Notes not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part, except as to the requirement that the registration statement be declared effective, which condition we cannot waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

        In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offer for any other reason.

Early Exchange Date; Expiration Date; Extension; Termination; Amendment

        The Early Exchange Date is 5:00 p.m., New York City time, on                    2010, unless extended, in which case the Early Exchange Date will be such time and date to which the Early Exchange Date is extended. The Expiration Date is 11:59 p.m., New York City time, on                    2010, unless extended, in which case the Expiration Date will be such time and date to which the Expiration Date is extended.

        We reserve the right to extend the Expiration Date, and delay acceptance for exchange of the Old Notes tendered in the Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with the Exchange Offer.

        We reserve the right, regardless of whether or not the conditions to the Exchange Offer have been satisfied but subject to applicable law, to terminate the Exchange Offer prior to the Expiration Date or to amend it in any respect. If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of the Exchange Offer for any reason, any Old Notes previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

        If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open for a minimum of five business days from the date we disseminate that disclosure.

        If we make a change in the consideration offered in the Exchange Offer, we will promptly disseminate disclosure regarding the change and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten business days from the date we disseminate that disclosure.

Procedures for Tendering Old Notes

        All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by one or more global certificates held for the account of DTC. If you desire to tender Old Notes, you may tender such Old Notes to the Exchange Agent through DTC's ATOP or by submitting a signed Letter of Transmittal, together with a confirmation of book-entry transfer of the Old Notes and any other required documents, in either case by following the procedures set forth below.

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

        Any beneficial owner whose Old Notes are held of record by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such nominee promptly and instruct such entity to tender Old Notes on such beneficial owner's behalf. In addition, if you are a beneficial owner which holds Old Notes through Euroclear or Clearstream and wish to tender your Old Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Old Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Old Notes. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, including through Euroclear or Clearstream, you should keep in mind that such entity may require you to take action with respect to the Exchange Offer a number of days before the Early Exchange Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Exchange Date or the Expiration Date, as applicable.

How to Tender If You Are a DTC Participant

        To participate in the offer, a DTC participant must:

  •
  comply with the ATOP procedures of DTC described below; or

  •
  (i) complete and sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal; (ii) have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and (iii) mail or deliver the Letter of Transmittal or facsimile thereof to the Exchange Agent prior to the Early Exchange Date or the Expiration Date, as applicable.

        In addition, either:

  •
  the Exchange Agent must receive, prior to the Early Exchange Date or the Expiration Date, as applicable, a properly transmitted Agent's Message (as described below under '—Tendering through DTC's ATOP'); or

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  the Exchange Agent must receive, prior to the Early Exchange Date or the Expiration Date, as applicable, a timely confirmation of book-entry transfer of tendered Old Notes into the Exchange Agent's account at DTC according to the procedure for book-entry transfer described below, the Letter of Transmittal and any other documents required by the Letter of Transmittal.

        Tenders of Old Notes pursuant to the procedures described above, and acceptance thereof by us, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Exchange Offer, which agreement will be governed by the laws of the State of New York.

        No documents should be sent to us, the Dealer Managers or the Information Agent. Delivery of a Letter of Transmittal or an Agent's Message transmitted through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Exchange Agent.

        By tendering Old Notes pursuant to the Exchange Offer, you will be deemed to have agreed that the delivery and surrender of the Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent on or prior to the Early Exchange Date or the Expiration Date, as applicable.

        By tendering Old Notes pursuant to the Exchange Offer, you will be deemed to have made the representations and warranties set forth in the Letter of Transmittal, including that you have full power and authority to tender, sell, assign and transfer the Old Notes tendered thereby and that when such Old Notes are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered thereby.

        We have not provided guaranteed delivery provisions in connection with the Exchange Offer. You must tender your Old Notes in accordance with the procedures set forth herein.

Tendering through DTC's ATOP

        The Exchange Agent will establish an account at DTC with respect to the Old Notes for purposes of the Exchange Offer, and any financial institution that is a DTC participant may make book-entry delivery of eligible Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer.

        The Exchange Agent and DTC have confirmed that Old Notes held in book-entry form through DTC that are to be tendered in the Exchange Offer are eligible for ATOP. To effectively tender Old Notes through ATOP, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a 'Book-Entry Confirmation'. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        The term 'Agent's Message' means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent's Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in this prospectus and the Letter of Transmittal, and that we may enforce such agreement against such participant.

        If you desire to tender your Old Notes on the Early Exchange Date or the Expiration Date through ATOP, you should note that you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Signature Guarantees

        All signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognised participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a Medallion Signature Guarantor) unless the Old Notes tendered or withdrawn, as the case may be, pursuant thereto are tendered (1) by the DTC participant whose name appears on a security position listing as the owner of Old Notes who has not completed the box entitled Special Payment Instructions or Special Delivery

Instructions on the Letter of Transmittal or (2) for the account of a member firm of a registered national securities exchange, a member of Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. If Old Notes are registered in the name of a person other than the signer of a Letter of Transmittal or a notice of withdrawal, as the case may be, or if delivery of the New Notes is to be made or tendered Old Notes that are not accepted are to be returned to a person other than the holder, then the signature on the Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to reject any or all tenders of Old Notes that we determine are not in proper form or not properly tendered or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. A waiver of any defect or irregularity with respect to the tender of one Old Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Old Notes except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer, including the terms and instructions in the Letter of Transmittal, will be final and binding. Tenders of Old Notes shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustee, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to you for failure to give any such notice.

Compliance with 'Short Tendering' Rule

        It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Old Notes for such person's own account unless the person so tendering (a) has a net long position equal to or greater than the aggregate principal amount of the Old Notes being tendered and (b) will cause such Old Notes to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

        A tender of Old Notes in response to the Exchange Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and us with respect to the Exchange Offer upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder's acceptance of the terms and conditions of the Exchange Offer, as well as the tendering holder's representation and warranty that (a) such holder has a net long position in the Old Notes being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such Old Notes complies with Rule 14e-4.

Acceptance of Old Notes for Purchase; Delivery of New Notes

        Upon the terms and subject to the conditions of the Exchange Offer, and subject to the proration as described above, we will accept for exchange, and promptly deliver the New Notes and applicable cash consideration in exchange for, validly tendered Old Notes that were not validly withdrawn pursuant to the Exchange Offer. Valid tenders of the Old Notes pursuant to the Exchange Offer will be accepted only in liquidation amounts of $1,000 or integral multiples thereof.

        For purposes of the Exchange Offer, we will be deemed to have accepted Old Notes for exchange if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

        We will deliver New Notes and applicable cash consideration in exchange for Old Notes accepted for exchange in the Exchange Offer as soon as practicable after the Expiration Date and the determination of the proration factor, if any, by issuing the New Notes and paying such cash consideration on the Settlement Date to the Exchange Agent, which will act as agent for you for the purpose of receiving the New Notes and cash consideration and transmitting the New Notes and cash consideration to you. Tendering holders of the Old Notes should indicate in the applicable box in the Letter of Transmittal or to the book-entry transfer facility in the case of holders who electronically transmit their acceptance through ATOP the name and address to which delivery of the New Notes and payment of cash consideration on the Old Notes accepted for exchange is to be sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP.

        We expressly reserve the right, subject to applicable law, to (1) delay acceptance for exchange of Old Notes tendered under the Exchange Offer or the delivery of New Notes, cash consideration in exchange for the Old Notes accepted for purchase (subject to Rule 14e-1 under the Exchange Act, which requires that we pay the consideration offered or return the Old Notes deposited by or on behalf of the holders promptly after the termination or withdrawal of any of the Exchange Offer), or (2) terminate the Exchange Offer at any time.

        If, for any reason, acceptance for exchange of validly tendered Old Notes pursuant to the Exchange Offer is delayed, or we are unable to accept for exchange validly tendered Old Notes pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of us, retain (subject to Rule 14e-1 described above) tendered Old Notes, without prejudice to our rights described under '—Early Exchange Date; Expiration Date; Extension; Termination; Amendment' and '—Conditions of the Exchange Offer' above and '—Withdrawal of Tenders' below.

        We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our affiliates or any third party the right to exchange all or any of the Old Notes tendered pursuant to the Exchange Offer for the New Notes and cash consideration due with respect to the Old Notes, but any such transfer or assignment will not relieve us of our obligations under the Exchange Offer and will in no way prejudice your rights to receive the New Notes and cash consideration on Old Notes validly tendered and not validly withdrawn and accepted for payment pursuant to the Exchange Offer as provided for herein.

        You will not be obliged to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agent, the Information Agent or us with respect to the Exchange Offer.

        We will pay all transfer taxes applicable to the exchange and transfer of Old Notes pursuant to the Exchange Offer, except if the delivery of the New Notes and payment of cash consideration is being made to, or if Old Notes not tendered or not accepted for payment are registered in the name of, any person other than the holder of Old Notes tendered thereby or Old Notes are credited in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, as applicable; then, in such event, delivery and payment shall not be made unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        Neither Diageo nor Diageo Capital will be liable for any interest as a result of a delay by the Exchange Agent or DTC in distributing the consideration for the Exchange Offer.

Withdrawal of Tenders

        You may withdraw your tender of Old Notes at any time on or prior to the Expiration Date. You may only withdraw your tender of Old Notes after the Expiration Date as permitted by law.

        For a withdrawal of a tender of Old Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent on or prior to the Expiration Date, by mail, fax or hand delivery at the address set forth on the back cover of this prospectus or by a properly transmitted 'Request Message' through ATOP. Any such notice of withdrawal must:

  •
  specify the name of the person who tendered the Old Notes to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Old Notes, if different from that of the person who deposited the Old Notes,

  •
  identify the Old Notes to be withdrawn (including the principal amount of such Old Notes),

  •
  unless transmitted through ATOP, be signed by the holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s), and

  •
  if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of Old Notes, be accompanied by a properly completed irrevocable proxy that authorised such person to effect such withdrawal on behalf of such holder.

        Withdrawal of Old Notes may be accomplished only in accordance with the foregoing procedures.

        Holders may not rescind their valid withdrawals of tendered Old Notes, and any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, Old Notes validly withdrawn may thereafter be retendered at any time on or prior to the Expiration Date by following the procedures described under '—Procedures for Tendering Old Notes'. Holders who tender Old Notes prior to the Early Exchange Date, validly withdraw the tender and subsequently validly re-tender such notes after the Early Exchange Date but before the Expiration Date will not receive the Early Exchange Premium.

        All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by us, which determination shall be final and binding. We reserve the absolute right to reject any or all attempted withdrawals of Old Notes that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular Old Notes. A waiver of any defect or irregularity with respect to the withdrawal of one Old Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Old Notes except to the extent we may otherwise so provide. Withdrawals of Old Notes shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustee, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Return of Unaccepted Old Notes

        Any tendered Old Notes that are not accepted for exchange will be returned without expense to the tendering holder. Such Old Notes will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

Security Ownership

        Neither we, nor to the best of our knowledge, any of our executive officers, directors, affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries' directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (a) owns any Old Notes or (b) has effected any transactions involving the Old Notes during the 60 days prior to the date of this prospectus.

Consequences of Failure to Exchange Old Notes

        Depending on the amount of Old Notes that are accepted for exchange in the Exchange Offer, the trading market for the Old Notes that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Old Notes that remain outstanding following the Exchange Offer. If the Exchange Offer is successful, the market price for the Old Notes may be depressed and there may be a limited trading market for the Old Notes.

        Old Notes not tendered and purchased in the Exchange Offer will remain outstanding. The terms and conditions governing the Old Notes, including the covenants and other protective provisions contained in the indenture governing the Old Notes, will remain unchanged. No amendments to the indenture governing the Old Notes is being sought.

No Appraisal or Dissenters' Rights

        No appraisal or dissenters' rights are available to holders of Old Notes under applicable law in connection with the Exchange Offer.

Accounting Treatment

        Because we expect that the terms of the New Notes will not differ substantially from the terms of the Old Notes, under IAS 39 we will not recognise any gain or loss on the exchange for accounting purposes. The cash consideration paid to holders of Old Notes accepted for exchange, the expenses related to the Exchange Offer and the remaining unamortised fees related to the Old Notes will be amortised over the term of the New Notes as a discount, using an effective interest method, and recorded in interest expense. Similarly, the interest accrued on both the Old Notes and the New Notes will continue to be charged to interest expense. Accordingly, the New Notes are included on our balance sheets net of the unamortised discount under the caption long-term debt, net.

Subsequent Repurchases

        From time to time before or after completion of the Exchange Offer, we or our affiliates may acquire additional Old Notes in the open market, privately negotiated transactions, exchange offers, tender offers, redemption or otherwise. Future purchases of Old Notes may be on terms that are more or less favourable than those of the Exchange Offer. Future purchases, if any, will depend on many factors, including market conditions and the condition of our business.

Exchange Agent

                            is the Exchange Agent for the Exchange Offer. Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Notes, or a beneficial owner's bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

        Delivery of the Letter of Transmittal to an address other than as set forth on the back cover of this prospectus or transmission of such Letter of Transmittal via facsimile other than as set forth on the back cover of this prospectus does not constitute a valid delivery of the Letter of Transmittal.

Information Agent

                            is the Information Agent for the Exchange Offer. Questions concerning the terms of the Exchange Offer or tender procedures and requests for additional copies of this document or the Letter of Transmittal should be directed to the Information Agent at its address and telephone number listed on the back cover page of this prospectus. Holders of Old Notes may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offer. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Managers

        The Dealer Managers for the Exchange Offer are Goldman, Sachs & Co. (Goldman Sachs) and J.P. Morgan Securities Inc. (J.P. Morgan). As Dealer Managers for the Exchange Offer, Goldman Sachs and J.P. Morgan will perform services customarily provided by investment banking firms acting as Dealer Managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Old Notes pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including holders of Old Notes. The obligation of the Dealer Managers to perform their functions is subject to customary conditions. We will pay the Dealer Managers reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We have also agreed to indemnify the Dealer Managers and their respective affiliates against certain liabilities in connection with their services, including liabilities under the federal securities laws.

        At any given time, the Dealer Managers may trade in the Old Notes or our other securities for their own accounts or for the accounts of customers, and accordingly, may hold a long or a short position in the Old Notes or such other securities.

        The Dealer Managers have provided in the past and/or are currently providing other investment and commercial banking and financial advisory services to us. The Dealer Managers and their affiliates may in the future provide various investment and commercial banking and other services to us for which they would receive customary compensation.

Brokerage Commissions

        Holders that tender their Old Notes to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Managers or the Exchange Agent in connection with the tender of such securities. However, if a tendering holder handles the transaction through its bank, broker, custodian or nominee, that holder may be required to pay that bank, broker, custodian or nominee brokerage fees or commissions.

Fees and Expenses

        We will bear the expenses of soliciting tenders of Old Notes. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

No Recommendation

        None of us, the trustee, the Dealer Managers, the Exchange Agent or the Information Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Old Notes for purposes of negotiating the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may not receive more value than if you choose to keep them. The value of the New Notes to be issued in the Exchange Offer may not equal or exceed the value of the Old Notes tendered. You must make your own independent decision regarding your participation in the Exchange Offer. See 'Risk Factors—Risks Related to the Exchange Offer—We have not obtained a third-party determination that the Exchange Offer is fair to holders of the Old Notes'.

Certain Matters Relating to Non-US Jurisdictions

        Although we will mail this document to holders of the Old Notes to the extent required by US law, this document is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-US regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-US person to tender Old Notes in the Exchange Offer will depend on whether there is an exemption available under the laws of such person's home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-US holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Notes that may apply in their home countries. We and the Dealer Managers cannot provide any assurance about whether such limitations may exist. By signing or being deemed to sign the Letter of Transmittal, you are representing that if you are located outside the United States the offer to you and your acceptance of it does not contravene the applicable laws where you are located.

DESCRIPTION OF THE NEW NOTES

        This section summarises the material provisions of the indenture, the New Notes and the guarantees. However, because it is a summary, it does not describe every aspect of the indenture, the New Notes or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, those sections or defined terms are incorporated by reference herein.

        The New Notes will be issued only in fully registered form without interest coupons.

        Some Definitions.    We have defined some of the terms that we use frequently in this section of the prospectus:

        A 'business day' means any day, other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in New York City or in the City of London.

        An 'interest payment date' for the New Notes means a date on which, under the terms of the New Notes, regularly scheduled interest is payable.

Indenture

        As required by US federal law for all bonds and notes of companies that are publicly offered, the New Notes are governed by a document called the indenture. The indenture relating to the New Notes is a contract, dated as of 3 August 1998, among Diageo Capital, Diageo and The Bank of New York Mellon.

        Pursuant to an Agreement of Resignation, Appointment and Acceptance dated 16 October 2007 by and among Diageo, Diageo Capital, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under the indenture.

        The trustee has two main roles:

  •
  First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under '—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs' below; also see Article Six of the indenture; and

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your New Notes to a new buyer if you sell and sending you notices.

        Diageo acts as the guarantor of the New Notes issued under the indenture. The guarantees are described under '—Guarantees' below.

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the New Notes and the guarantees are governed by New York law. The indenture is an exhibit to the registration statement of which this prospectus is a part. See 'Where You Can Find More Information About Us' for information on how to obtain a copy.

General

        Book-entry interests in the New Notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000. Interest on the New Notes will be computed on the basis described under '—Interest—How Interest Is Calculated'. We will apply to list the New Notes on the New York Stock

Exchange. Trading on the New York Stock Exchange is expected to commence within 30 days after delivery of the New Notes. The New Notes and guarantees thereof are governed by New York law.

        The New Notes will be the unsecured and unsubordinated indebtedness of Diageo Capital and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

        We will issue the New Notes in fully registered form. The New Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the New Notes through DTC and its participants, including Euroclear and Clearstream. We expect to deliver the New Notes through the facilities of DTC on the Settlement Date. Indirect holders trading their beneficial interests in the New Notes through DTC must trade in DTC's same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. See 'Clearance and Settlement' for more information about these clearing systems.

        Payment of principal of and interest on the New Notes, so long as the New Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

        We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes except for the price to the public and issue date. Such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the indenture. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Interest

        The New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest. See 'The Exchange Offer—Terms of the Exchange Offer—Accrued Interest'. Interest will be payable semi-annually in arrears on                    and                    of each year, commencing on                    and continuing until the principal is paid or made available for payment.

How Interest Is Calculated

        Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues

        Interest on the New Notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under '—If a Payment Date is Not a Business Day'.

When Interest Is Paid

        Payments of interest on the New Notes will be made semi-annually in arrears on                    and                    of each year, commencing on                    .

Amount of Interest Payable

        Interest payments for the New Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date is Not a Business Day

        If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Guarantees

        Diageo will fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, premium, if any, and interest on the New Notes, including any additional amounts, as described under '—Payment of Additional Amounts', when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the New Notes will be unsecured and unsubordinated indebtedness of Diageo and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Diageo is a holding company, the guarantee will effectively rank junior to any indebtedness of its subsidiaries.

Overview of Remainder of This Description

        The remainder of this description summarises:

  •
  Additional mechanics relevant to the New Notes under normal circumstances, such as how you transfer ownership and where we make payments.

  •
  Your rights under several special situations, such as if we merge with another company, if we want to change a term of the New Notes or if Diageo Capital wants to redeem the New Notes for tax reasons.

  •
  Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

  •
  Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions.

  •
  Your rights if we default or experience other financial difficulties.

  •
  Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

        You may have your New Notes broken into more New Notes of smaller denominations or combined into fewer New Notes of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

        You may exchange or transfer registered New Notes at the office of the trustee. The trustee acts as our agent for registering the New Notes in the names of holders and transferring registered New Notes. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the New Notes. You may not exchange New Notes for bearer notes. (Section 305)

        You will not be required to pay a service charge to transfer or exchange the New Notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered note will be made only if the security registrar is satisfied with your proof of ownership.

        We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

        If we redeem less than all of the New Notes, we may block the transfer or exchange of notes during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of New Notes selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any New Note being partially redeemed. (Section 305)

Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the regular record date, and the regular record dates for the New Notes will be every                    and                    of each year. (Section 307)

        We will pay interest, principal and any other money due on the New Notes at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

        Holders buying and selling New Notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the person that is the registered holder on the regular record date. The most common manner is to adjust the sales price of the New Notes to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the New Notes. (Section 1002)

Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

  •
  Where Diageo Capital or Diageo merges out of existence or sells or leases its assets, the other firm must assume its obligations on the New Notes or the guarantees. The other firm's assumption of these obligations must include the obligation to pay the additional amounts described later under '—Payment of Additional Amounts'. If such other firm is organised under a foreign country's laws, it must indemnify you against any governmental charge or other cost resulting from the transaction.

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the New Notes, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under '—Default and Related Matters—Events of Default—What is An Event of Default?' A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

  •
  It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under '—Covenants—Restrictions on Liens'. If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the New Notes. (Section 801)

Modification and Waiver

        There are three types of changes we can make to the indenture and the New Notes.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your New Notes without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a New Note;

  •
  reduce any amounts due on a New Note;

  •
  change any obligation of Diageo or Diageo Capital to pay additional amounts described later under '—Payment of Additional Amounts';

  •
  reduce the amount of principal payable upon acceleration of the maturity of a New Note following a default;

  •
  change the place or currency of payment on a New Note;

  •
  impair any of the conversion or exchange rights of your New Note;

  •
  impair your right to sue for payment, conversion or exchange;

  •
  reduce the percentage of holders of New Notes whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of New Notes whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

  •
  change the obligations of Diageo as guarantor that relate to payment of principal, premium and interest and conversion rights. (Section 902)

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the New Notes is the kind that requires a vote in favour by holders of New Notes owning a majority of the principal amount of such notes. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of New Notes in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the New Notes listed in the first category described previously under '—Changes Requiring Your Approval' unless we obtain your individual consent to the waiver. (Section 513)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of New Notes. This type is limited to clarifications and other changes that would not adversely affect holders of the New Notes in any material respect. (Section 901)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a New Note:

  •
  New Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. New Notes will also not be eligible to vote if they have been fully defeased as described later under '—Defeasance and Discharge'. (Section 101)

  •
  We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding New Notes that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of New Notes, that vote or action may be taken only by persons who are holders of outstanding New Notes on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

        Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the New Notes or request a waiver.

Optional Tax Redemption

        We may have the option to redeem the New Notes, in whole but not in part, in the two situations described below. The redemption price for the New Notes will be equal to the principal amount of the New Notes plus accrued interest and any additional amounts due on the date fixed for redemption. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the New Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

        The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

  •
  Diageo or Diageo Capital would be required to pay additional amounts as described later under '—Payment of Additional Amounts'; or

  •
  Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to Diageo or Diageo Capital to enable them to make a payment of principal or interest on a New Note.

        This applies only in the case of changes, executions or amendments that occur on or after the date of this prospectus and in the jurisdiction where Diageo or Diageo Capital is incorporated. If Diageo or Diageo Capital is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organised, and the applicable date will be the date the entity became a successor.

        We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The second situation is where a person located outside of the United States, including in the United Kingdom, into which Diageo or Diageo Capital is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the New Notes even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Optional Make-Whole Redemption

        We have the right to redeem the New Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 50 basis points and accrued interest to the date of redemption.

        Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

        Comparable treasury issue means the US Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of such notes to be redeemed that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes.

        Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest such reference treasury dealer quotations.

        Quotation agent means the reference treasury dealer appointed by the trustee after consultation with us. Reference treasury dealer means any primary US government securities dealer in or their affiliates and their respective successors in the United States selected by the trustee after consultation with us.

        Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by five reference treasury dealers at 3:30 p.m. Eastern Standard Time on the third business day preceding such redemption date.

Payment of Additional Amounts

        The government of any jurisdiction where Diageo or Diageo Capital is incorporated may require Diageo or Diageo Capital to withhold amounts from payments on the principal or interest on a New Note or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, Diageo or Diageo Capital, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the New Note to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

        Diageo and Diageo Capital will not have to pay additional amounts under any of the following circumstances:

  •
  The US government or any political subdivision of the US government is the entity that is imposing the tax or governmental charge.

  •
  The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the New Note or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

  •
  is or has been a citizen or resident of the jurisdiction;

  •
  is or has been engaged in trade or business in the jurisdiction; or

  •
  has or had a permanent establishment in the jurisdiction.

  •
  The tax or governmental charge is imposed due to the presentation of a New Note, if presentation is required, for payment on a date more than 30 days after the New Note became due or after the payment was provided for.

  •
  The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

  •
  The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

  •
  The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the following requests of Diageo or Diageo Capital:

  •
  to provide information about the nationality, residence or identity of the holder or beneficial owner, or

  •
  to make a declaration or satisfy any information requirements,

    that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

  •
  The withholding or deduction is imposed pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

  •
  The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its New Notes to another paying agent.

  •
  The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any premium or interest on, any New Note, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

        These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo or Diageo Capital is organised.

        In certain circumstances, payments made to holders of New Notes may be subject to withholding or deduction for or on account of United Kingdom tax. These circumstances might include, for example, if payments are made on New Notes that are not listed on a 'recognised stock exchange' for United Kingdom tax purposes at the time of payment and no direction allowing relief under an appropriate double taxation treaty has been obtained. For more information, see the section entitled 'Tax Considerations—United Kingdom Taxation Considerations'.

Covenants

Restrictions on Liens

        Some of Diageo's property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the New Notes, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the New Notes.

        Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo's restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo's consolidated shareholders' equity. (Section 1009)

        This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following:

  •
  any lien existing on or before the date of the indenture;

  •
  any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith;

  •
  any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the indenture, arising prior to the date of the restricted subsidiary's becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary's becoming a restricted subsidiary;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien;

  •
  any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property;

  •
  any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

  •
  any lien incurred or deposits made in the ordinary course of business;

  •
  any lien on a principal property of Diageo or any restricted subsidiary in favour of the United States federal or any state government or the United Kingdom or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract;

  •
  any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and

  •
  any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list.

Restrictions on Sales and Leasebacks

        Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

        Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the New Notes under the restriction on liens described above.

        Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond

12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010)

        This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo's restricted subsidiaries and either Diageo or one of Diageo's other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less.

        As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo's consolidated shareholders' equity. Any property or portion of any property is not a principal property if Diageo's board of directors:

  •
  does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or

  •
  does not view any portion of the property as materially important for the use of the property.

        Diageo and its subsidiaries have no principal properties as of the date hereof.

        As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing instalment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries.

Defeasance and Discharge

        We can legally release ourselves from any payment or other obligations on the New Notes, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the New Notes a combination of money and US government or US government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the New Notes on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under the then applicable US federal income tax law we may make the above deposit without causing you to be taxed on the New Notes any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the US Internal Revenue Service a ruling that states the same conclusion.

  •
  If the New Notes are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the New Notes to be delisted.

        However, even if we take these actions, a number of our obligations relating to the New Notes will remain. These include the following obligations:

  •
  to register the transfer and exchange of New Notes;

  •
  to replace mutilated, destroyed, lost or stolen New Notes;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Default and Related Matters

Ranking

        The New Notes are not secured by any of our property or assets. Accordingly, your ownership of New Notes means you are one of our unsecured creditors. The New Notes are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default?    The term event of default means any of the following:

  •
  We do not pay the principal or any premium on a New Note on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days.

  •
  We do not pay interest on a New Note within 30 days of its due date.

  •
  We remain in breach of a covenant described beginning on page                    or any other term of the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of the New Notes.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganisation occur. (Section 501)

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the New Notes may declare the entire principal amount of all the New Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the New Notes if certain conditions are met. (Section 502)

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding New Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the New Notes, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding New Notes must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the New Notes, or else specifying any default. (Section 1005)

Regarding the Trustee

        Diageo and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

        If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the New Notes or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture and we would be required to appoint a successor trustee.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

        We generally will not recognise investors who hold New Notes in accounts at banks or brokers as legal holders of New Notes. When we refer to the holders of New Notes, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold New Notes in street name, we will recognise only the bank or broker or the financial institution the bank or broker uses to hold its New Notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the New Notes, either because they agree to do so in their customer agreements or because they are legally required. If you hold New Notes in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if it were ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

  •
  how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the New Notes run only to persons who are registered as holders of New Notes. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold New Notes in that manner or because the New Notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

        A global security is a special type of indirectly held security, as described above under '—Street Name and Other Indirect Holders'. The ultimate beneficial owners of global securities can be only indirect holders.

        We require that the New Notes included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a New Note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The New Notes will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognise this type of investor as a holder of New Notes and instead deal only with the depositary that holds the global security.

        You should be aware that:

  •
  You cannot get New Notes registered in your own name.

  •
  You cannot receive physical certificates for your interest in the New Notes.

  •
  You will be a street name holder and must look to your own bank or broker for payments on the New Notes and protection of your legal rights relating to the New Notes, as explained earlier under '—Street Name and Other Indirect Holders'.

  •
  You may not be able to sell interests in the New Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

  •
  The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing New Notes. After that exchange, the choice of whether to hold New Notes directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in New Notes transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the New Notes have been previously described in the subsections entitled '—Street Name and Other Indirect Holders' and '—Direct Holders'.

        The special situations for termination of a global security are:

  •
  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

  •
  When an event of default on the New Notes has occurred and has not been cured. Defaults on New Notes are discussed under 'Description of the New Notes—Default and Related Matters—Events of Default'.

        When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 CLEARANCE AND SETTLEMENT

        The New Notes will be issued in the form of registered global notes that will be deposited with DTC on the Settlement Date. This means that we will not issue certificates to each holder. We will issue one or more global notes with respect to the New Notes to DTC and DTC will keep a computerised record of its participants (for example, your broker) whose clients have purchased the New Notes. The participant will then keep a record of its clients who purchased the New Notes. Unless it is exchanged in whole or in part for a certified note, a global note may not be transferred; except that DTC, its nominees, and their successors may transfer a global note as a whole to one another. We will not issue certificated notes except in limited circumstances that we explain under 'Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated'.

        Beneficial interests in the global notes will be shown on, and transfers of the global notes will be made only through, records maintained by DTC and its participants. A description of DTC and its procedures is set forth below.

        We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global note.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interest in the global note as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting right to direct participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with notes held for the account of customers registered in 'street name'. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        All payments of principal and interest will be made in immediately available funds, except as otherwise indicated in this section.

        The New Notes have been accepted for clearance through DTC, Clearstream and Euroclear. The ISIN for the New Notes is                    , and the CUSIP number for the New Notes is                     .

General

        The New Notes may be held through one or more international and domestic clearing systems. The principal clearing systems are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for New Notes in global form will be made in US dollars, these procedures can be used for cross-market transfers and the New Notes will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear or Clearstream.

        The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them.

        We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

        DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

        DTC has advised us as follows:

  •
  DTC is:

  1.
  a limited purpose trust company organised under the laws of the State of New York;

  2.
  a member of the Federal Reserve System;

  3.
  a 'clearing corporation' within the meaning of the Uniform Commercial Code; and

  4.
  a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organisations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

        Clearstream has advised us as follows:

  •
  Clearstream is a duly licensed bank organised as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its US customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Primary Distribution

Clearance and Settlement Procedures—DTC

        DTC participants that hold New Notes through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System.

        New Notes will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in US dollars, on the settlement date. For payments in a currency other than US dollars, New Notes will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors that hold their New Notes through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities.

        New Notes will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities.

        If payment is made in US dollars, settlement will be in same-day funds. If payment is made in a currency other than US dollars, settlement will be free of payment. If payment is made other than in US dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Participants

        We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

        A purchaser of New Notes that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the New Notes from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the New Notes either against payment or free of payment.

        The interests in the New Notes will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the New Notes will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the New Notes will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

        Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the New Notes were credited to their accounts). However, interest on the New Notes would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver New Notes to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the New Notes through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. US investors who wish to transfer their interests in the New Notes, or to receive or make a payment or delivery of the New Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAX CONSIDERATIONS

United States Federal Income Tax Considerations

        The following is a summary of certain material United States federal income tax consequences relating to the Exchange Offer. This section, insofar as it relates to United States federal income tax law, is the opinion of Sullivan & Cromwell LLP, US counsel to us. Except where specifically indicated, it applies only to those who (i) participate in the Exchange Offer and (ii) hold their Old Notes and New Notes, as applicable, as capital assets for tax purposes. The tax treatment of each holder will vary depending upon such holder's particular situation, and this discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not address all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

  •
  special classes of holders, such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks, tax-exempt organisations and life insurance companies;

  •
  persons liable for the alternative minimum tax;

  •
  persons that hold Old Notes or New Notes in connection with a 'straddle', 'hedging', 'conversion' or other risk reduction transaction; and

  •
  US Holders (as defined below) whose functional currency for United States federal income tax purposes is not the US dollar.

        Holders or beneficial owners of Old Notes or New Notes should consult their own tax advisers with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        This summary is based on the Internal Revenue Code of 1986, as amended (the Code), its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as of the date hereof. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        If a partnership holds Old Notes or New Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Old Notes or New Notes should consult its tax advisor with regard to the United States federal income tax consequences of the Exchange Offer.

        As used herein, the term 'US Holder' means a beneficial owner of an Old Note or a New Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a United States corporation or other entity organised in the United States and taxable as a corporation in the United States, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust.

        As used herein, the term 'Non-US Holder' means a beneficial owner of an Old Note or New Note that is for United States federal income tax purposes (i) a nonresident alien individual, (ii) a foreign corporation or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

Consequences to US Holders that Participate in the Exchange Offer

  General Consequences

        The tender of Old Notes for cash and New Notes, which will have a longer term to maturity and a lower annual yield than the Old Notes, will for United States federal income tax purposes be considered a 'significant modification' of each of the Old Notes tendered and will accordingly be treated as an 'exchange' of such Old Notes for New Notes.

        The tax consequences of the exchange depend upon whether the Old Notes and the New Notes are considered 'securities' exchanged pursuant to a 'recapitalisation' for United States federal income tax purposes. Because the Internal Revenue Code does not define the term 'securities' for these purposes, there is some uncertainty as to what constitutes a security. The term of a debt instrument is usually regarded as a significant factor in determining whether it is a 'security'. Furthermore, for the exchange to be treated as a 'recapitalisation', the Old Notes and New Notes must be treated as having been issued by the same issuer for United States federal income tax purposes. While both the Old Notes and the New Notes are obligations of Diageo Capital, United States federal income tax law will, under certain circumstances, treat a debt instrument as being issued by a shareholder guarantor (such as Diageo plc) rather than by the legally indebted subsidiary (such as Diageo Capital). Factors for determining whether the issuer of a debt instrument is the subsidiary or a shareholder guarantor include the debt to equity ratio of the subsidiary and the extent to which lenders (or note holders) rely on the credit of the shareholder guarantor rather than the credit of the subsidiary. Changes in such factors between the issuance of the Old Notes and the New Notes could cause a change of issuer for United States federal income tax purposes. While not entirely clear, taking into account all of the factors described above, it is more likely than not that the Old Notes and the New Notes are 'securities' exchanged pursuant to a 'recapitalisation' for United States federal income tax purposes. However, there can be no assurance that the Internal Revenue Service or, if contested, a court will agree with this conclusion.

        If the Old Notes and the New Notes are considered securities exchanged pursuant to a recapitalisation, the consequences to US Holders should be as set forth under '—Consequences of a Recapitalisation', below. If the Old Notes or New Notes are not considered securities exchanged pursuant to a recapitalisation, the exchange should be considered fully taxable, with consequences to US Holders as set forth under '—Consequences of a Fully Taxable Exchange', below.

  Early Exchange Premium

        The tax treatment of cash attributable to the Early Exchange Premium is uncertain. The Early Exchange Premium may be treated as additional consideration received in exchange for a tendered New Note, in which case the Early Exchange Premium would (subject to the market discount rules discussed below) generally be taxed as capital gain, as described below. The Early Exchange Premium could conceivably be treated, however, as a separate fee, in which case the Early Exchange Premium would be treated as ordinary income to recipient holders. While the proper treatment of the Early Exchange Premium is not free from doubt, we intend to treat the Early Exchange Premium paid to holders as additional consideration paid in exchange for the tendered Old Notes and, except as otherwise noted below, the remainder of this discussion assumes that the Early Exchange Premium will be so treated.

  Consequences of a Recapitalisation

        If the Old Notes and New Notes are considered securities exchanged pursuant to a recapitalisation, a US Holder that tenders an Old Note for cash and a New Note should not recognise gain or loss in connection with the exchange, except to the extent of cash received.

        Cash received in respect of an Old Note should be treated as interest income taxable at ordinary income rates to the extent of accrued but unpaid interest on the Old Note. The interest will be foreign-source income, which may be relevant to a US Holder in calculating the US Holder's foreign tax credit limitation.

        Subject to the discussion of 'market discount' below and the discussion above under '—Early Exchange Premium', (i) cash in excess of accrued but unpaid interest on a US Holder's Old Note and (ii) an amount equal to the excess of the issue price of a New Note over the adjusted issue price of the Old Note surrendered therefor should generally be taxable as capital gain to the US Holder, but only to the extent the sum of the issue price of the New Note and such excess cash received for the Old Note exceeds the US Holder's basis in the Old Note. To the extent the sum of (i) and (ii), above, exceed the US Holder's basis in the Old Note, such excess should reduce a US Holder's basis in its New Note. Capital gain is generally taxable at preferential rates to noncorporate US Holders whose holding period in applicable Old Notes is greater than one year. The discussion below under '—Issue Price and Original Issue Discount' contains information regarding the computation of the issue price of a New Note. US Holders will not recognise any loss on the exchange.

        US Holders who acquired their Old Notes at a market discount should generally treat any gain recognised under the rules set forth in the previous paragraph as ordinary income to the extent of any accrued market discount on their Old Notes. The discussion below under '—Market Discount' contains further information regarding the potential application of the market discount rules.

        A US Holder's tax basis in each New Note should equal the US Holder's tax basis in the Old Note that was tendered therefor plus any gain recognised less the total amount of cash received in excess of accrued but unpaid interest on the Old Note, and a US Holder's holding period for each New Note should include the period during which the US Holder held the Old Note that was tendered therefor.

  Consequences of a Fully Taxable Transaction

        If the Old Notes or New Notes are not considered securities exchanged pursuant to a recapitalisation, a US Holder who tenders an Old Note for cash and a New Note should recognise capital gain or loss in an amount equal to the fair market value of a New Note on the Settlement Date plus the total amount of cash received in excess of accrued but unpaid interest on the Old Note less the US Holder's tax basis in the Old Note that was tendered therefor. Cash to the extent of accrued but unpaid interest on the Old Note should be treated as interest income taxable at ordinary income rates. This interest will be foreign-source income, which may be relevant to a US Holder in calculating the US Holder's foreign tax credit limitation. Capital gain is generally taxable at preferential rates to noncorporate US Holders whose holding period in applicable Old Notes is greater than one year. The deductibility of capital losses is subject to limitations.

        US Holders who acquired their Old Notes at a market discount should generally treat any gain recognised under the rules set forth in the previous paragraph as ordinary income to the extent of any accrued market discount on their Old Notes. The discussion below under '—Market Discount' contains further information regarding the potential application of the market discount rules.

        A US Holder's tax basis in each New Note should equal the fair market value of a New Note on the Settlement Date, and a US Holder's holding period for each New Note should commence as of the day after the Settlement Date.

  Issue Price and Original Issue Discount

        The issue price of each New Note will depend upon whether either New Notes or Old Notes are 'traded on an established market'. Because we expect that the New Notes will be traded on the New

York Stock Exchange, which is an established market for these purposes, the issue price of a New Note should be equal to the fair market value of a New Note on the Settlement Date.

        We expect that the fair market value of each New Note on the Settlement Date will be approximately equal to its principal amount plus an amount equal to the accrued but unpaid interest on the Old Note surrendered therefor. We therefore expect that each New Note will not be issued with original issue discount (OID). If, contrary to our expectations, the principal amount of a New Note exceeds the fair market value of a New Note on the Settlement Date by more than a de minimis amount, a New Note will be treated as issued with OID in an amount equal to the excess of the principal amount of the New Note over the issue price of the New Note, and a US Holder should consult its tax advisor as to the US federal income tax treatment of the OID.

  Market Discount

        If a US Holder acquired Old Notes for less than their issue price and such difference exceeds a de minimis threshold, such difference will generally be treated as market discount. A US Holder that recognises gain on the tender of an Old Note pursuant to the Exchange Offer must include in income as ordinary income any capital gain that would have otherwise been recognised to the extent of the accrued market discount on the Old Note, unless the US Holder previously elected to include the market discount in income as it accrues. If the tender of Old Notes for cash and New Notes qualifies for recapitalisation treatment, any accrued market discount that exceeds the amount of capital gain that would otherwise have been recognised on the exchange will carry over to the New Notes. Accordingly, any gain recognised by the US Holder upon a subsequent disposition or retirement of such New Notes would be treated as ordinary income to the extent of the accrued market discount that is so carried over to the New Notes plus any market discount that accrues on the New Notes after the exchange.

Consequences to Non-US Holders that Tender Old Notes for Cash and New Notes Pursuant to the Exchange Offer

        Subject to the discussion of backup withholding below under '—Backup Withholding and Information Reporting', a Non-US Holder generally will be exempt from United States federal income tax on the receipt of cash to the extent of accrued but unpaid interest on an Old Note unless the income is effectively connected with the Non-US Holder's conduct of a trade or business in the United States.

        Subject to the discussion of backup withholding below under '—Backup Withholding and Information Reporting' and the discussion of Early Exchange Premium above under '—Consequences to US Holders that Participate in the Exchange Offer—Early Exchange Premium', a Non-US Holder will generally be exempt from United States federal income tax on the receipt of New Notes and cash in excess of accrued but unpaid interest on an Old Note unless any gain realised pursuant to the exchange is (i) effectively connected with the Non US Holder's conduct of a trade or business in the United States or (ii) the Non-US Holder is an individual present in the United States for 183 or more days during the taxable year in which the gain is realised and certain other conditions exist.

Consequences to US and Non-US Holders that Do Not Participate in the Exchange Offer

        US Holders and Non-US Holders will not recognise gain or loss in respect of Old Notes not tendered pursuant to the Exchange Offer, and the Exchange Offer will not affect the tax consequences of owning or disposing of Old Notes.

Consequences to US Holders of Ownership and Disposition of the New Notes

  Payments of Interest

        Assuming, as we expect to be the case, that the New Notes will not be issued with OID, a US Holder will, subject to the discussion below under '—Amortisable Bond Premium', be taxed on interest on the New Notes as ordinary income at the time they receive the interest or when it accrues, depending on its method of accounting for tax purposes. Interest on the New Notes will be foreign-source income, which may be relevant to a US Holder in calculating the US Holder's foreign tax credit limitation.

  Amortisable Bond Premium

        We expect that, in many cases, a US Holder's adjusted tax basis in a New Note immediately after the exchange will exceed the principal amount of the New Note. Such excess will constitute amortisable bond premium. A US Holder generally may elect to deduct against its interest income on the New Note for a taxable year the portion of the amortisable bond premium allocable to such year, determined in accordance with a constant yield method. The US Holder's tax basis in the New Note will be decreased by the amount of bond premium used to offset its interest income. An election to deduct amortisable bond premium applies to all taxable bonds held during or after the taxable year for which the election is made and can be revoked only with the consent of the Internal Revenue Service. A US Holder should consult its tax advisor as to the US federal income tax consequences of making this election.

  Sale and Retirement of the New Notes

        Subject to the discussion above under '—Consequences to US Holders that Participate in the Exchange Offer—Market Discount', a US Holder will generally recognise capital gain or loss on the sale or retirement of its New Notes equal to the difference between the amount realised on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be taxed as described above), and its tax basis in the New Notes (determined as described above). Capital gain of a noncorporate US Holder is generally taxed at preferential rates where the US Holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Consequences to Non-US Holders of Ownership and Disposition of the New Notes

  Payments of Interest

        Subject to the discussion of backup withholding below under '—Backup Withholding and Information Reporting', a Non-US Holder generally will be exempt from United States federal income tax on interest on the New Notes unless the income is effectively connected with the Non-US Holder's conduct of a trade or business in the United States.

  Sale and Retirement of the New Notes

        A Non-US Holder will generally be exempt from United States federal income tax on gain realised on the sale, exchange or retirement of New Notes unless the gain is (i) effectively connected with the Non-US Holder's conduct of a trade or business in the United States or (ii) the Non-US Holder is an individual present in the United States for 183 or more days during the taxable year in which the gain is realised and certain other conditions exist.

Backup Withholding and Information Reporting

        Information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to a non-corporate US Holder on:

  •
  payments in respect of the exchange that are made within the United States, including payments made by wire transfer from outside the United States to an account maintained by the US Holder in the United States,

  •
  payments of principal and interest on New Notes within the United States, including payments made by wire transfer from outside the United States to an account maintained by the US Holder in the United States, and

  •
  the payment of the proceeds from the sale of New Notes effected at a United States office of a broker.

        Additionally, backup withholding will apply to such payments in respect of a non-corporate US Holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        A Non-US Holder is generally exempt from backup withholding and information reporting requirements with respect to:

  •
  payments of principal and interest made to the Non-US Holder outside the United States by Diageo Capital or another non-United States payor and

  •
  other payments of principal and interest and the payment of the proceeds from the sale of a New Note effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that the Non-US-Holder is a United States person and the Non-US Holder has furnished to the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which it has certified, under penalties of perjury, that it is a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with US Treasury regulations, or

  •
  the Non-US Holder otherwise establishes an exemption.

        Payment of the proceeds from the sale of a New Note to a holder that is effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a New Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by the holder in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in US Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

        In addition, a sale of a New Note by a holder that is effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are 'US persons', as defined in US Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the holder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that a holder is a United States person.

United Kingdom Taxation Considerations

        The following summary describes certain UK tax implications of acquiring, holding or disposing of the New Notes and disposing of the Old Notes, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to participate in the Exchange Offer. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, current Her Majesty's Revenue and Customs (HMRC) practice and the terms of the UK/US double taxation treaty (the Treaty), as appropriate, all of which are subject to change at any time, possibly with retrospective effect. The summary relates only to the position of persons who are absolute beneficial owners of the Old Notes or New Notes, as the case may be, and does not deal with the position of certain classes of holders of Old Notes or New Notes, as the case may be, such as dealers in securities and those who are treated as non-domiciled and resident or ordinarily resident in the UK for the purposes of UK tax law.

        Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of the New Notes in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Payments

        Payments of principal on the New Notes issued by Diageo Capital in accordance with the procedures described in this statement will not be subject to any deduction or withholding for or on account of UK taxation. Payments of interest on New Notes issued by Diageo Capital, in accordance with the described procedure, will not be subject to withholding or deduction for or on account of UK taxation so long as such New Notes carry a right to interest and are listed on a 'recognised stock exchange' within the meaning of Section 1005 of the Income Tax Act 2007. On the basis of the relevant legislation and HMRC's published interpretation thereof, securities which are listed on a recognised stock exchange are securities which are admitted to trading on their exchange, are included in the official UK list or are officially listed in a country outside the UK in which there is a recognised stock exchange in accordance with provisions corresponding to those generally applicable in European

Economic Area states. The London Stock Exchange and the New York Stock Exchange are recognised stock exchanges for these purposes.

        In all other cases, payments will generally be made after deduction of tax at the basic rate, which is currently 20%. Certain holders of New Notes who are resident for tax purposes in the United States will generally be entitled to receive payments free of deductions on account of UK tax under the Treaty and may therefore be able to obtain a direction to that effect from HMRC. Holders of New Notes who are resident for tax purposes in other jurisdictions may also be able to receive payment free of deductions under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will only be issued on prior application to the relevant tax authorities by the holder in question. In each case, if such a direction is not given, the person making the payment will be required to withhold tax, although a holder of New Notes resident for tax purposes in the United States or another jurisdiction who is entitled to relief may be able to subsequently claim the amount withheld from HMRC.

        The interest on the New Notes issued by Diageo Capital will have a UK source and accordingly may be chargeable to UK tax by direct assessment even if the interest is paid without withholding or deduction. However, the interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident or (in the case of an individual) resident or ordinarily resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the interest is received or to which those New Notes are attributable. There are certain exceptions for interest received by certain categories of agents.

Guarantee Payments

        If Diageo makes any payments under the guarantee in respect of interest on the New Notes (or other amounts due on the New Notes, other than payments in respect of principal) such payments may be subject to United Kingdom withholding tax at the basic rate (currently 20%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply. Such payments by Diageo may not be eligible for the exemptions described in the section entitled '—Payments' above.

Provision of Information

        Holders of New Notes should note that where any interest on New Notes is paid to them (or to any person acting on their behalf) by Diageo Capital or any person in the United Kingdom acting on behalf of Diageo Capital (a paying agent), or is received by any person in the United Kingdom acting on behalf of the relevant holder (a collecting agent), Diageo Capital, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HMRC details of the payment and certain details relating to the holder (including the holder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of UK income tax and whether or not the holder is resident or ordinarily resident in the UK for UK taxation purposes. Where the holder is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes. For the above purposes, 'interest' should be taken, for practical purposes, as including payments made by the Guarantor in respect of interest on the New Notes. The provisions referred to above may also apply, in certain circumstances, in relation to payments made on redemption of any New Notes where the amount payable on redemption is greater than the issue price of the New Notes.

        Holders of New Notes should note that the European Union Savings Directive described below under '—European Union Savings Directive' also applies in the UK. Additionally, with effect from

1 July 2005, a number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

Optional Tax Redemption

        In the earlier section entitled 'Description of the New Notes—Special Situations—Optional Tax Redemption' we set out two situations in which the issuers may redeem any New Notes. It is assumed that all reasonable measures will be taken to avoid the payment of additional amounts or any deduction or withholding.

Disposal (including Redemption)

        A holder of New Notes who is not resident or ordinarily resident for tax purposes in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of New Notes, any gain accrued in respect of New Notes or any change in the value of New Notes.

        This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the New Notes were used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency. If the holder is a company resident for tax purposes in the UK, it will be treated for tax purposes as realising profits, gains or losses in respect of the New Notes on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with generally accepted accounting practice as defined for tax purposes. If the holder is an individual resident or ordinarily resident in the UK, he or she may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of New Notes, unless the New Notes are 'qualifying corporate bonds' within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will, subject to the individual's circumstances, arise on a disposal of the New Notes for the purposes of taxation of chargeable gains.

Disposal on Exchange

        For the purposes of UK tax on chargeable gains, the exchange of the Old Notes for New Notes should be regarded as a reorganisation of the debt capital of Diageo Capital. Accordingly, a holder should not be treated as making a disposal of any of his/her Old Notes by reason of exchanging his/her Old Notes for New Notes and no liability to UK tax on chargeable gains should arise for such holders otherwise liable to UK taxation in respect of a disposal in respect of such an exchange.

        For the purposes of UK tax on chargeable gains, New Notes should be treated as the same asset as, and as having been acquired at the same time as, the holder's Old Notes.

        However, the receipt of the Total Cash Consideration, including the Early Exchange Premium (if any), may be treated as a part disposal of a holder's Old Notes. Notwithstanding this, if the proceeds resulting from such disposal are 'small' as compared to the value of the Old Notes held, (a) there should be no part disposal of the Old Notes and (b) on a subsequent disposal of New Notes, the amount of the Total Cash Consideration, including the Early Exchange Premium (if any), will be deducted from the base cost of the New Notes for the purposes of computing any chargeable gain or allowable loss. HMRC will normally treat the Total Cash Consideration, including the Early Exchange

Premium (if any), received by a holder as 'small' if the amount either does not exceed 5% of the market value of the Old Notes held (measured immediately before the receipt of the Total Cash Consideration and Early Exchange Premium) or does not exceed £3,000.

Accrued Income Scheme

        Participation in the Exchange Offer by individual holders who are subject to UK income tax may give rise to a charge to UK income tax under the 'accrued income profits' rules contained in Chapter 2 of Part 12 of the Income Tax Act 2007. If these rules apply, individual holders may be subject to a charge to UK income tax in respect of any amount representing interest accrued but unpaid on the Old Notes that is treated as arising prior to the exchange of the Old Notes for the New Notes. Any such charge that arises may be in addition to any charge to income tax in respect of payments received in respect of the New Notes.

        However, if, for the purposes of the accrued income profits rules: (i) the Old Notes and the New Notes are of the same kind; (ii) an extra return is payable on the New Notes to reflect the fact that income is accruing on the Old Notes; (iii) the issue price of the New Notes includes an element (whether or not separately identified) representing payment for the extra return; and (iv) the extra return is equal to the amount of interest payable on so many Old Notes as there are New Notes for the period beginning on the day after the immediately preceding interest payment date for the Old Notes and ending on the date the Exchange Offer becomes effective, then holders subject to UK income tax who participate in the Exchange Offer may be treated as making a deemed payment on transfer with accrued interest. If this is the case, then such a deemed payment can be set off against the income deemed to be received in respect of accrued but unpaid interest on the holder's Old Notes. This set-off may reduce or eliminate the liability to account for income tax under the accrued income profits rules.

        Certain exceptions to the application of the accrued income profits rules may be available, depending on a holder's personal circumstances. If a holder is a small holder, then he or she will not be subject to the accrued income profits rules. A holder will generally be treated by HMRC as a small holder for the purposes of the accrued income profits rules if the value of his or her holdings of Old Notes has not exceeded £5,000 on any day prior to the date on which the Exchange Offer becomes effective.

        Holders should note that any liability to account for income tax under the accrued income profits rules is separate from any obligations they may have to account for income tax or any other tax in respect of the Old Notes or the New Notes

Stamp Duty and Stamp Duty Reserve Tax

        No UK stamp duty or SDRT will generally be payable by a holder of New Notes on the creation or issue of the New Notes by Diageo Capital except that where New Notes are issued to a depository receipt issuer or a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the issue price may arise.

        No liability for UK stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, New Notes where they do not carry:

  •
  a right (exercisable then or later) of conversion into, or to the acquisition of, shares or other securities;

  •
  a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

  •
  a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

  •
  a right of repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

European Union Savings Directive

        On 3 June 2003, the Council of the European Union adopted a directive (Directive 2003/48/EC) regarding the taxation of, and information exchange among, member states of the European Union (Member States) with respect to interest income. Pursuant to the directive, each Member State requires information reporting by paying agents in that Member State about interest payments to beneficial owners who are individuals resident in another Member State. Generally, this information is furnished to the competent taxing authority of the Member State of the beneficial owner's residence. For a transitional period, however, until a number of conditions are met, Austria, Belgium and Luxembourg may instead impose a withholding tax on interest payments. A number of non-EU countries and certain dependent or associated territories have agreed to adopt similar measures (in certain cases on a reciprocal basis). The Directive does not preclude EU Member States from levying other types of withholding tax.

        Investors should note that on 24 April 2009, the European Parliament approved an amended version of certain changes proposed by the European Commission to the Savings Directive provisions which would, if implemented, cause the provisions of the Savings Directive to apply in a wider range of circumstances. Investors who may be affected by any of these arrangements are advised to consult their own professional advisers.

        If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

 VALIDITY OF THE NEW NOTES AND GUARANTEES

        Sullivan & Cromwell LLP, our US counsel, will pass upon the validity of the New Notes and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the New Notes and guarantees as to certain matters of English law. Morton Fraser LLP, our Scottish solicitors, will pass upon Scottish law matters.

 EXPERTS

        The consolidated financial statements of Diageo as of 30 June 2009 and 30 June 2008 and for each of the years in the three-year period ended 30 June 2009, and management's assessment of the effectiveness of internal control over financial reporting as of 30 June 2009 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ANNEX A
FORMULA TO DETERMINE THE TOTAL CASH CONSIDERATION

 HYPOTHETICAL PRICING EXAMPLE

        Set forth below is a hypothetical illustration of the Total Cash Consideration payable in respect of the Old Notes based on hypothetical data. It should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Total Cash Consideration as quoted at hypothetical rates and times and should not be used or relied upon for any other purpose.

Old Notes
Maturity Date	15 January 2014
Reference US Treasury Security	1.5% US Treasury maturing on 31 December 2013
Fixed Spread	% ( basis points)
Hypothetical Pricing Determination Date and Time	2:00 p.m., New York City time, on 2010
Hypothetical Settlement Date*	2010
Hypothetical Reference Yield as of Hypothetical Pricing Determination Date and Time	%
YLD
CPN
N
S
Total Cash Consideration	$

*
Assumes closing without extension.

The Exchange Agent for the Exchange Offer is:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):
Attention: Confirm by Telephone:

        Any questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at their respective telephone numbers as set forth below. Any requests for additional copies of this document, the Letter of Transmittal or related documents may be directed to the Information Agent. A holder may also contact such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Banks and Brokers, Call Collect:

All Others Call Toll-Free:

The Dealer Managers for the Exchange Offer are:

Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198 Attention: Liability Management Group Telephone: (800) 828-3182 (toll free) (212) 902-5128 (collect)	J.P. Morgan 383 Madison Avenue New York, New York 10179 Attention: Liability Management Group Telephone: (866) 834-4666 (toll free) (212) 834-4077 (collect)

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        From 1 October 2007, UK law does not permit a company directly or indirectly to indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company unless the indemnity constitutes a 'qualifying third party indemnity provision'. An indemnity will be a 'qualifying third party indemnity provision' for the purposes of the Companies Act 2006 (the UK Companies Act), provided that it does not indemnify the director against any liability the director incurs:

  (a)
  to the company or to an associated company;

  (b)
  to pay a criminal fine or a regulatory penalty;

  (c)
  in defending criminal proceedings in which the director is convicted;

  (d)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against the director; or

  (e)
  in an unsuccessful application to the Court for relief from liability under the UK Companies Act.

        Article 140 of Diageo plc's Articles of Association provides:

        'To the extent permitted by the Companies Acts, the company may indemnify any director of the company or of any associated company against any liability and may purchase and maintain for any director of the company or of any associated company insurance against any liability. No director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.'

        The relevant sections of the UK Companies Act provide as follows:

232 Provisions protecting directors from liability

  (1)
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  (2)
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by:

  (a)
  section 233 (provision of insurance),

  (b)
  section 234 (qualifying third party indemnity provision), or

  (c)
  section 235 (qualifying pension scheme indemnity provision).

  (3)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  (4)
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233 Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  (2)
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

        Such provision is qualifying third party indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against:

  (a)
  any liability of the director to pay:

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director:

  (i)
  in defending criminal proceedings in which he is convicted, or

  (ii)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

  (iii)
  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

  (5)
  For this purpose:

  (a)
  a conviction, judgment or refusal of relief becomes final:

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of:

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under:

    section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235 Qualifying pension scheme indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

  (2)
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

        Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against:

  (a)
  any liability of the director to pay:

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose:

  (a)
  a conviction becomes final:

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of:

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section 'occupational pension scheme' means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

256 Associated bodies corporate

        For the purposes of this Part:

  (a)
  bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

  (b)
  companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

239 Ratification of acts of directors

  (1)
  This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

  (2)
  The decision of the company to ratify such conduct must be made by resolution of the members of the company.

  (3)
  Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

  (4)
  Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

        This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

  (5)
  For the purposes of this section:

  (a)
  'conduct' includes acts and omissions;

  (b)
  'director' includes a former director;

  (c)
  a shadow director is treated as a director; and

  (d)
  in section 252 (meaning of 'connected person'), subsection (3) does not apply (exclusion of person who is himself a director).

  (6)
  Nothing in this section affects:

  (a)
  the validity of a decision taken by unanimous consent of the members of the company, or

  (b)
  any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

  (7)
  This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

1157 Power of court to grant relief in certain cases

  (1)
  If in proceedings for negligence, default, breach of duty or breach of trust against:

  (a)
  an officer of a company, or

  (b)
  a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust:

  (a)
  he may apply to the court for relief, and

  (b)
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Article 117 of Diageo Capital plc's Articles of Association provides:

        'To the extent not rendered void by section 310 of the Act every director or other officer of the Company shall be entitled to be indemnified out of the assets of the company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereof, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Act in which relief is granted to him by the court, and no director or another officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.'

Item 21.    Exhibits

Exhibit Number	Description of Document
3.1	Memorandum and Articles of Association of Diageo plc (incorporated by reference to Exhibit 99.1 of Diageo plc's report on Form 6-K dated 15 October 2009 (Commission File No. 001-10691)).
3.2	Memorandum and Articles of Association of Diageo Capital plc., adopted 9 August 1993, together with amendment adopted 30 March 2009.
4.1
Indenture, among Diageo Capital plc, Diageo plc and The Bank of New York Mellon, dated as of 3 August 1998 (incorporated by reference to Exhibit 4.1 to Diageo plc's Registration Statement on Form F-1 dated (Commission File No. 333-8874)).*
4.2	Forms of the New Notes and guarantees of the New Notes (included in Exhibit 4.1).
5.1	Opinion of Slaughter and May, English solicitors to Diageo Capital plc and Diageo plc, as to the validity of the New Notes and guarantees of the New Notes as to certain matters of English law.
5.2	Opinion of Sullivan & Cromwell LLP, US legal advisors to Diageo Capital plc and Diageo plc, as to the validity of the New Notes and guarantees of the New Notes as to certain matters of New York law.
5.3	Opinion of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc, as to the validity of the New Notes and guarantees of the New Notes as to certain matters of Scottish law.
8.1	Opinion of Slaughter and May, English solicitors to Diageo Capital plc and Diageo plc, as to certain matters of United Kingdom taxation (included in Exhibit 5.1 above).
8.2	Opinion of Sullivan & Cromwell LLP, US legal advisors to Diageo Capital plc and Diageo plc, as to certain matters of United States taxation.
10.1
SOFIA: an agreement relating to the termination of the Framework and Implementation Agreement between Diageo plc and Pernod Ricard S.A., dated 21 December 2002 (incorporated by reference to Exhibit 4.6 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2003 (Commission File No. 1-10691)).
10.2
Service Agreement between Diageo plc and Paul S. Walsh, dated 1 November 2005 (incorporated by reference to Exhibit 4.6 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2006 (Commission File No. 1-10691)).
10.3
Service Agreement between Diageo plc and Nicholas C. Rose, dated 14 February 2006 (incorporated by reference to Exhibit 4.7 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2006 (Commission File No. 1-10691)).
10.4
Letter of Agreement between Diageo plc and Dr Franz B. Humer, dated 19 July 2007 (incorporated by reference to Exhibit 4.4 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.5
Form of Service Agreement for Diageo plc's executives in the United Kingdom, dated as of 1 July 2006 (incorporated by reference to Exhibit 4.7 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2007 (Commission File No. 1-10691)).

Exhibit Number	Description of Document
10.6	Form of Service Agreement for Diageo plc's executives in the United States, dated as of 1 July 2006 (incorporated by reference to Exhibit 4.8 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2007 (Commission File No. 1-10691)).
10.7
The Diageo plc 2008 Performance Share Plan, dated as of 15 October 2008 (incorporated by reference to Exhibit 4.2 to Diageo plc's Registration Statement on Form S-8 dated 16 October 2008 (Commission File No. 333-154338)).
10.8
The Diageo plc 2008 Senior Executive Share Option Plan, dated as of 15 October 2008 (incorporated by reference to Exhibit 4.2 to Diageo plc's Registration Statement on Form S-8 dated 16 October 2008 (Commission File No. 333-154338)).
10.9
The Diageo plc Senior Executive Share Option Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.7 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.10
The Diageo plc Executive Share Option Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.8 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.11
The Diageo plc Associated Companies Share Option Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.9 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.12
Diageo plc Long Term Incentive Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.10 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.13
The Discretionary Incentive Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.11 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.14
The Diageo plc 1998 United States Employee Stock Purchase Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.12 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.15
The Diageo plc 2007 United States Employee Stock Purchase Plan, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.13 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.16
Diageo plc UK Sharesave Scheme 2000, dated as of 26 August 2008 (incorporated by reference to Exhibit 4.14 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.17
The Diageo 2001 Share Incentive Plan, dated as of 7 February 2007 (incorporated by reference to Exhibit 4.15 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
10.18
Addendum to Form of Service Agreement for Diageo plc's executives in the United States (incorporated by reference to Exhibit 4.16 to Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2008 (Commission File No. 1-10691)).
12.1	Unaudited computation of ratio of earnings to fixed charges and preferred share dividends (included in the attached prospectus).
21.1	List of subsidiaries of Diageo Capital plc and Diageo plc.

Exhibit Number	Description of Document
23.1	Consent of KPMG Audit Plc, independent registered public accounting firm, concerning financial statements of Diageo plc as of and for the three years ended 30 June 2009.
23.2	Consent of Slaughter and May, English solicitors to Diageo Capital plc and Diageo plc (included in Exhibit 5.1 above).
23.3	Consent of Sullivan & Cromwell LLP, US legal advisors to Diageo Capital plc and Diageo plc (included in Exhibits 5.2 and 8.2 above).
23.4	Consent of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc (included in Exhibit 5.3 above).
24.1	Power of Attorney of Certain Directors and Officers of Diageo plc.
24.2	Power of Attorney of Certain Directors and Officers of Diageo Capital plc.
24.3	Power of Attorney of Authorised Representative in the United States for Diageo plc and Diageo Capital plc.
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
99.1	Form of Letter of Transmittal.**
99.2	Form of Letter to DTC Participants.**
99.3	Form of Letter to Clients.**

*
Pursuant to an Agreement of Resignation, Appointment and Acceptance dated 16 October 2007 by and among Diageo plc, Diageo Capital plc, Diageo Finance BV, Diageo Investment Corporation, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under the indenture dated 3 August 1998.

**
To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

  (7)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of Diageo plc's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (9)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (10)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Diageo plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in London, England, on 31 March 2010.

DIAGEO plc
By:	/s/ PAUL TUNNACLIFFE
Name: Paul Tunnacliffe
Title: Company Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on 31 March 2010 by the following persons in the capacities indicated:

Name	Title

* Paul S. Walsh	Executive Director (Principal Executive Officer)
* Nicholas C. Rose	Executive Director (Principal Financial and Accounting Officer)
* Dr. Franz Humer	Director
* Laurence Danon	Director
Lord Hollick of Notting Hill	Director
* Peggy Buzelius	Director
* Philip Scott	Director
* Betsy Holden	Director

Name	Title

Todd Stitzer	Director
* Paul Walker	Director
/s/ BRUCE PROCTOR Bruce Proctor	Authorised Representative in the United States

*
Paul Tunnacliffe, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ PAUL TUNNACLIFFE Paul Tunnacliffe Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Diageo Capital plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in London, England on 31 March 2010.

DIAGEO CAPITAL plc
By:	/s/ PAUL TUNNACLIFFE
Name: Paul Tunnacliffe
Title: Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on 31 March 2010 by the following persons in the capacities indicated.

Name	Title

* Mónika Pais	Director
* Charles Coase	Director
* Andrew Smith	Director
* Anna Manz	Director
* Deirdre Mahlan	Director
* Sally Moore	Director
/s/ PAUL TUNNACLIFFE Paul Tunnacliffe	Director

Name	Title

/s/ BRUCE PROCTOR Bruce Proctor	Authorised Representative in the United States

*
Paul Tunnacliffe, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ PAUL TUNNACLIFFE Paul Tunnacliffe Attorney in Fact